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                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT

                          dated as of January 25, 2000

                                  by and among

                              AETHER SYSTEMS, INC.,

                          LOCUSONE COMMUNICATIONS, INC.

                                       and

                          THE STOCKHOLDERS NAMED HEREIN




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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS...........................................................................................1

            1.1 Definitions.....................................................................................1

ARTICLE II SALE AND TRANSFER OF SHARES..........................................................................6
            2.1 Purchase and Sale of Shares.....................................................................6
            2.2 Purchase Price..................................................................................6
            2.3 Stockholders' Representative....................................................................7
            2.4 Accounting Terms................................................................................7

ARTICLE III CLOSING.............................................................................................7
            3.1 Location and Date...............................................................................7
            3.2 Deliveries by Company and Sellers...............................................................8
            3.3 Deliveries by the Purchaser.....................................................................8

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS...................................................8
            4.1 Execution, Delivery, Validity and Enforceability................................................8
            4.2 Ownership of Shares.............................................................................8
            4.3 Absence of Claims Against the Company...........................................................9
            4.4 No Conflict.....................................................................................9
            4.5 Disclosure......................................................................................9

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL STOCKHOLDERS AND THE COMPANY..........................9
            5.1 Organization and Qualifications.................................................................9
            5.2 Articles of Incorporation and Bylaws...........................................................10
            5.3 Capitalization.................................................................................10
            5.4 Authorization..................................................................................11
            5.5 Consents and Approvals.........................................................................11
            5.6 No Conflicts...................................................................................11
            5.7 Compliance.....................................................................................12
            5.8 Financial Statements...........................................................................12
            5.9 Absence of Undisclosed Liabilities.............................................................12
            5.10 Accounts and Notes Receivable.................................................................12
            5.11 Permits.......................................................................................13
            5.12 Assets........................................................................................13
            5.13 Real Property.................................................................................13
            5.14 Personal Property.............................................................................15
            5.15 Material Contracts and Commitments............................................................15
            5.16 Government Contracts..........................................................................16
            5.17 Litigation....................................................................................16
            5.18 Employee Benefit Plans and Related Matters; ERISA.............................................17
            5.19 Labor and Employment Matters..................................................................19
            5.20 Insurance.....................................................................................19
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            5.21 Taxes.........................................................................................20
            5.22 Environmental Matters.........................................................................22
            5.23 Intellectual Property.........................................................................23
            5.24 Books and Records.............................................................................24
            5.25 Transactions with Affiliates..................................................................24
            5.26 Absence of Certain Changes or Events..........................................................25
            5.27 Year 2000.....................................................................................26
            5.28 Brokers.......................................................................................26
            5.29 Disclosure....................................................................................27

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PURCHASER.........................................................27
            6.1 Organization and Qualifications................................................................27
            6.2 Authorization..................................................................................27
            6.3 No Conflict....................................................................................28
            6.4 Consents and Approvals.........................................................................28
            6.5 SEC Documents..................................................................................28
            6.6 Absence of Certain Changes or Events...........................................................29
            6.7 Brokers........................................................................................29

ARTICLE VII COVENANTS..........................................................................................29
            7.1 Operation of the Company.......................................................................29
            7.2 Access to Information..........................................................................29
            7.3 Notification of Certain Matters................................................................30
            7.4 Tax Returns....................................................................................30
            7.5 Cooperation on Tax Matters.....................................................................30
            7.6 Certain Taxes..................................................................................30
            7.7 Certificate of Non-Foreign Status..............................................................31
            7.8 Further Action, Reasonable Efforts; Consents and Approvals.....................................31
            7.9 No Solicitation................................................................................31
            7.10 Conversion Of Options and Warrants............................................................32
            7.11 Right of First Refusal; Drag-Along Right......................................................32
            7.12 Public Announcements..........................................................................32
            7.13 First and Second Note.........................................................................33
            7.14 Management of the Company.....................................................................34
            7.15 Escrow from Secondary Offering................................................................34
            7.16 Payment of First Union Debt...................................................................34

ARTICLE VIII NONCOMPETITION....................................................................................34
            8.1 NonCompetition Agreements......................................................................34
            8.2 Confidentiality................................................................................34
            8.3 Damages........................................................................................35
            8.4 Reasonable Restraint...........................................................................35
            8.5 Severability; Reformation......................................................................35
            8.6 Independent Covenant...........................................................................36
            8.7 Materiality....................................................................................36
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ARTICLE IX INDEMNIFICATION.....................................................................................36
            9.1 General Indemnification by the Stockholders....................................................36
            9.2 General Indemnification by Purchaser...........................................................37
            9.3 Limitations on Liability.......................................................................38
            9.4 Indemnification Procedures.....................................................................38
            9.5 Right to Set Off...............................................................................40
            9.6 Remedies Cumulative............................................................................41

ARTICLE X CONDITIONS TO CLOSING................................................................................41
            10.1 Conditions Precedent to Each Party's Obligations..............................................41
            10.2 Conditions Precedent to Obligations of the Sellers............................................41
            10.3 Conditions Precedent to Obligations of the Purchaser..........................................42

ARTICLE XI TERMINATION, WAIVER, AMENDMENT AND CLOSING..........................................................43
            11.1 Termination...................................................................................43
            11.2 Effect of Termination.........................................................................44

ARTICLE XII DISPUTE RESOLUTION.................................................................................44
            12.1 Amicable Resolution...........................................................................44
            12.2 Arbitration...................................................................................44

ARTICLE XIII MISCELLANEOUS.....................................................................................46
            13.1 Governing Law.................................................................................46
            13.2 Entire Agreement..............................................................................46
            13.3 Modification; Waiver..........................................................................46
            13.4 Notices.......................................................................................46
            13.5 Expenses......................................................................................47
            13.6 Assignment....................................................................................48
            13.7 Severability..................................................................................48
            13.8 Specific Performance; Remedies................................................................48
            13.9 No Third Party Beneficiaries..................................................................48
            13.10 Counterparts.................................................................................48
            13.11 Survival of Representations, Warranties and Covenants........................................48
            13.12 Interpretation; References...................................................................49
            13.13 Exhibits and Schedules.......................................................................49
            13.14 Attorneys' Fees..............................................................................49
            13.15 WAIVER OF JURY TRIAL.........................................................................49
            13.16 Further Assurances...........................................................................50
            13.17 Negotiation of Agreement.....................................................................50
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                                    EXHIBITS

Exhibit A - List of Stockholders
Exhibit B - Form of First Note
Exhibit C - Form of Second Note
Exhibit D - Form of Escrow Agreement
Exhibit E - Form of Legal Opinion of LeClair Ryan, a Professional Corporation,
            Counsel to the Company
Exhibit F - List of Employees
Exhibit G - Form of Noncompetition Agreement
Exhibit H - Form of Default Note



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                                   SCHEDULES

Schedule 4.2 - Ownership of Shares
Schedule 5.2 - Articles of Incorporation and Bylaws
Schedule 5.3 - Capitalization
Schedule 5.5 - Consents and Approvals
Schedule 5.6 - No Conflicts
Schedule 5.7 - Compliance
Schedule 5.8 - Financial Statements
Schedule 5.9 - Absence of Undisclosed Liabilities
Schedule 5.10 - Accounts and Notes Receivable
Schedule 5.13 - Real Property
Schedule 5.14 - Personal Property
Schedule 5.15 - Material Contracts and Commitments
Schedule 5.16 - Government Contracts
Schedule 5.17 - Litigation
Schedule 5.18 - Employee Benefit Plans and Related Matters; ERISA
Schedule 5.20 - Insurance
Schedule 5.21 - Taxes
Schedule 5.22 - Hazardous Material
Schedule 5.23 - Intellectual Property
Schedule 5.25 - Transactions with Affiliates
Schedule 5.26 - Absence of Certain Changes or Events



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                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT, dated as of January 25, 2000 (the "Agreement"), by and among Aether Systems, Inc., a Delaware corporation (the "Purchaser"), LocusOne Communications, Inc., a Virginia corporation (the "Company"), and the entities or persons listed in Exhibit A hereto (collectively, the "Stockholders" and each a "Stockholder"). The Company and the Stockholders are referred to collectively as the "Sellers."

     WHEREAS, the Stockholders are the owners of all of the issued and outstanding shares of capital stock of the Company; and

     WHEREAS, the Board of Directors of the Company and each of the Stockholders deem it advisable and in each of their respective best interests that the Purchaser acquire all of the issued and outstanding stock of the Company pursuant to this Agreement.

     WHEREAS, the Stockholders desire to sell to the Purchaser, and the Purchaser desires to purchase from the Stockholders, all of the issued and outstanding shares of capital stock of the Company, for the consideration and on the terms set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     1.1 Definitions. The capitalized terms used in this Agreement and not otherwise defined shall have the following meanings (unless the context otherwise requires, such capitalized terms shall include the singular and plural and the conjunctive and disjunctive forms of the terms defined):

     "Acquisition Proposal" shall have the meaning set forth in Section 7.9.

     "Affiliate" shall mean, with respect to any Person, (i) any Person that holds direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person, (ii) any brother, sister, parent, child or spouse of such Person or any Person described in clause (i), and (iii) any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such entity.

     "Balance Sheet Date" shall have the meaning set forth in Section 5.9.

     "Benefit Arrangement" shall mean any benefit arrangement, obligation, or practice, whether or not legally enforceable, to provide benefits (other than merely as salary or under a Benefit Plan), as compensation for services rendered, to present or former directors, employees, agents, or independent contractors, including, but not limited to, employment or consulting agreements, severance agreements or pay policies, executive or incentive compensation programs or arrangements, sick leave, vacation pay, plant closing benefits, salary continuation for disability, workers' compensation, retirement, deferred compensation, bonus, stock option or purchase, tuition reimbursement or scholarship programs, employee discount programs, meals, travel, or vehicle allowances, any plans subject to Section 125 of the Code, and any plans providing benefits or payments in the event of a change of control, change in ownership or effective control, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors, or agents.

     "Benefit Plan" shall mean an employee benefit plan as defined in Section 3(3) of ERISA, together with plans or arrangements that would be so defined if they were not (i) otherwise exempt from ERISA by that or another section, (ii) maintained outside the United States, or (iii) individually negotiated or applicable only to one person.

     "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in Baltimore, Maryland or New York City, New York are not required to be open.

     "Claim" shall have the meaning set forth in Section 9.3.

     "Closing" shall have the meaning set forth in Section 3.1.

     "Closing Date" shall have the meaning set forth in Section 3.1.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and regulations issued by the Internal Revenue Service pursuant to the Internal Revenue Code of 1986, as amended.

     "Company Benefit Arrangement" shall mean any Benefit Arrangement the Company sponsors or maintains or with respect to which the Company has or may have any current or future liability (whether actual, contingent, with respect to any of its assets or otherwise), in each case with respect to any present or former service providers to the Company.

     "Company Charter Documents" shall have the meaning set forth in Section
5.2.

     "Company Common Stock" shall mean the common stock, no par value per share, of the Company.

     "Company Plan" shall mean any Benefit Plan that the Company maintains or has maintained or to which the Company is obligated to make payments or has or may have any liability, in each case with respect to any present or former employees of the Company.



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     "Company Preferred Stock" shall mean the Series A convertible, redeemable preferred stock of the Company, no par value per share.

     "Confidential Information" shall have the meaning set forth in Section 8.2.

     "Consents" shall have the meaning set forth in Section 7.8.

     "Contract" shall mean, with respect to any Person, any note, bond, indenture, lease, license, permit, franchise, deed of trust, mortgage, loan agreement or other document, instrument, obligation or agreement, oral or written, to which such Person or any of its Subsidiaries is a party or by which any of them or their assets or properties is bound or affected.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and all regulations and rules issued thereunder, or any successor law.

     "ERISA Affiliate" shall mean any person or entity that, together with the entity referenced, would be or was at any time treated as a single employer under Code Section 414 or ERISA Section 4001 (including any entities excluded from the definition because they are not subject to U.S. jurisdiction) and any general partnership of which such entity is or has been a general partner.

     "Escrow Amount" shall have the meaning set forth in Section 7.15.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "GAAP" shall have the meaning set forth in Section 2.4.

     "Governmental Authority" shall mean any government or any agency, bureau, board, commission, court, judicial or quasi-judicial body, department, authority, official, political subdivision, tribunal or other instrumentality of any government, whether Federal, state or local, domestic or foreign.

     "IRS" shall mean the United States Internal Revenue Service or any successor agency.

     "Indebtedness" shall mean the Loan Agreement with First Union, N.A. dated as of October 13, 1999.

     "Indemnified Party" shall have the meaning set forth in Section 9.2.

     "Indemnifying Party" shall have the meaning set forth in Section 9.4.

     "Intellectual Property" shall have the meaning set forth in Section 5.23.

     "Knowledge" shall mean the actual and reasonably implied as well as constructive knowledge, of Richard Ramsey, William Wall, Daniel Gillis, Daniel Lloyd, Erik Bleyl, Glenn Stephens and Jim Chiang, and employees responsible for compliance with respect to labor, employment, benefits, taxes, and environmental laws.



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     "Law" shall mean any law, statute, rule, regulation, ordinance, decree or order of any Governmental Authority.

     "Lien" shall mean any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, preference, priority or other security agreement, option, warrant, attachment, right of first refusal, preemptive, conversion, put, call or other claim or right, restriction on transfer, or preferential arrangement of any kind or nature whatsoever.

     "Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on (i) the validity or enforceability of this Agreement,
(ii) the ability of such Person to perform its obligations under this Agreement or (iii) the business, assets, prospects, financial condition or results of operations of the Person and its Subsidiaries, taken as a whole; provided, however, that any adverse change, event or effect that is caused by the breach by the other Person of any covenant or obligation set forth in this Agreement shall not be taken into account in determining whether there has been a Material Adverse Effect. In no event shall any change in the trading price of the Purchaser's equity securities between the date hereof and the Closing constitute in whole or in part a Material Adverse Effect.

     "Multiemployer Plan" means any plan described in ERISA Section 3(37).

     "Notices" shall have the meaning set forth in Section 13.4.

     "Option" shall mean, with respect to any Person, any option, warrant, call, right, subscription, convertible or exchangeable security or other right, agreement, arrangement or commitment of any kind or character to which such Person or any of its Subsidiaries is a party relating to the issued or unissued capital stock of the Company, or obligating the Company to issue, transfer, grant or sell any shares of capital stock of, or other equity interest in, or securities convertible into or exchangeable for any capital stock or other equity interest in, the Company.

     "Parent" shall have the meaning set forth in Section 8.2.

     "Pension Plan" means any plan subject to Code Section 412 or ERISA Section 302 or Title IV (including any Multiemployer Plan) or any comparable benefit plan not covered by ERISA.

     "Person" shall mean any natural person, corporation, Governmental Authority, general partnership, limited partnership, limited liability company, limited liability partnership, proprietorship, trust, union, association, court, tribunal, agency, government, department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality or other entity, enterprise, authority or business organization.

     "Principal Stockholders" shall mean Richard Ramsey and William Wall.

     "Qualified Plan" shall mean any Company Plan intended to meet the requirements of Section 401(a) of the Code, including any previously terminated plan.



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     "Representatives" means, with respect to any Person, the officers, directors, employees, auditors and other agents and representatives of such Person.

     "SEC" shall mean the Securities and Exchange Commission or any successor commission.

     "SEC Reports" shall have the meaning set forth in Section 6.5.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Shares" shall mean the Company Common Stock, Company Preferred Stock, and any other capital stock of the Company outstanding on the Closing Date.

     "Subsidiary" of an entity shall mean any entity (i) required by GAAP to be consolidated in the financial statements of such entity or (ii) over 50% of whose voting securities are controlled directly or indirectly by a single entity.

     "Tax" (including with correlative meaning the terms "Taxes" and "Taxable") means (a) all foreign, federal, state, local and other income, gross receipts, sales, use, ad valorem, value-added, intangible, unitary, withholding, transfer, franchise, license, payroll, employment, estimated, excise, environmental, stamp, occupation, premium, property, prohibited transactions, windfall or excess profits, customs, duties or other taxes, levies, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any liability for payment of amounts described in clause (a) as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (c) any liability for payment of amounts described in clause (a) or (b) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person for Taxes.

     "Taxable Period" shall mean any taxable year or other period that is treated as a taxable year with respect to which any Tax may be imposed under any applicable statute, rule or regulation.

     "Tax Proceeding" shall mean any action, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) relating to Taxes or Tax Returns.

     "Tax Return" shall mean any return (including any information return), report, statement, schedule, notice, form, estimate or declaration of estimated tax relating to or required to be filed with any governmental authority in connection with the determination, assessment, collection or payment of any Tax.

     "Taxing Authority" shall mean any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having jurisdiction with respect to any Tax.



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                                   ARTICLE II

                           SALE AND TRANSFER OF SHARES

     2.1 Purchase and Sale of Shares. Upon the terms and subject to the conditions hereof, at the Closing (as defined in Section 3.1), the Purchaser will purchase from the Stockholders, and the Stockholders will sell, transfer and deliver to the Purchaser, all of the Shares free and clear of all Liens in consideration of payment of the Purchase Price specified in Section 2.2.

     2.2 Purchase Price.

     (a) In reliance on the representations, warranties and covenants set forth herein and in consideration of the Stockholders' sale, assignment, transfer and delivery of the Shares to the Purchaser, the Purchaser shall pay to the Stockholders aggregate cash consideration in an amount equal to the net of Forty Million Dollars ($40,000,000) less the sum of (x) the Indebtedness of the Company satisfied by Purchaser at the Closing Date and the amount of reasonable legal fees (the "Legal Fees") owed to LeClair Ryan, a Professional Corporation as of the Closing (the net of this calculation shall be referred to as the "Purchase Price"), payable as follows:

         (i) at Closing, Purchaser shall pay to the Stockholders, pro rata in accordance with the ownership of Shares set forth on Exhibit A attached hereto, by wire transfer of immediately available funds an aggregate sum of Twenty Million Dollars ($20,000,000) (the "Initial Payment");

         (ii) Purchaser shall deliver a promissory note in the form attached hereto as Exhibit B (the "First Note") evidencing Purchaser's obligation to pay an amount equal to the difference between Six Million Four Hundred Thousand Dollars ($6,400,000) and the sum of the Indebtedness and the Legal Fees upon the earlier of (x) four (4) months from the Closing Date or (y) the closing of a public equity offering by the Purchaser following the Closing. The Stockholders' Representative shall be responsible for allocating payments under the Note to the Stockholders, pro rata in accordance with the ownership of Shares set forth on Exhibit A attached hereto. Purchaser shall have the right to deduct and offset the amount of any indemnification claim under Article IX against the payments of principal due and owing under the First Note, pursuant to the terms of Section 9.5; and

         (iii) Purchaser shall deliver a promissory note in the form attached hereto as Exhibit C (the "Second Note") evidencing Purchaser's obligation to pay the an amount equal to the difference between the Purchase Price and the sum of principal amount of the First Note and the Initial Payment on or before December 31, 2000. The Stockholders' Representative (as defined below) shall be responsible for allocating payments under the Note to the Stockholders, pro rata in accordance with the ownership of Shares set forth on Exhibit A attached hereto. Purchaser shall have the right to deduct and offset the amount of any indemnification claim under Article IX against the payments of principal due and owing under the Second Note, pursuant to the terms of Section 9.5.



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

     2.3 Stockholders' Representative.

     (a) Each Stockholder by signing this Agreement designates Richard Ramsey or, in the event that Richard L. Ramsey is unable or unwilling to serve, William Wall, to be the Stockholders' Representative for purposes of this Agreement. If William Wall is unable or unwilling to serve, the Stockholders who held a majority of the Shares prior to Closing shall designate a Stockholders' Representative. By his or her execution of this agreement, such Stockholder covenants and agrees that he or she shall be bound by any and all actions taken by the Stockholders' Representative on their behalf.

     (b) The Purchaser shall be entitled to rely upon any communication or writings given or executed by the Stockholders' Representative. All notices to be sent to Stockholders pursuant to this Agreement may be addressed to the Stockholders' Representative and any notice so sent shall be deemed notice to all of the Stockholders hereunder. The Stockholders hereby consent and agree that the Stockholders' Representative is authorized to accept notice on behalf of the Stockholders pursuant hereto.

     (c) The Stockholders' Representative is hereby appointed and constituted the true and lawful attorney-in-fact of each Stockholder, with full power in his or her name and on his or her behalf to act according to the terms of this Agreement in the absolute discretion of the Stockholders' Representative; and in general to do all things and to perform all acts including, without limitation, executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable in connection with this Agreement. This power of attorney and all authority hereby conferred is granted subject to the interest of the other Stockholders hereunder and in consideration of the mutual covenants and agreements made herein, and shall be irrevocable and shall not be terminated by any act of any Stockholder, by operation of law, whether by death or other event.

     2.4 Accounting Terms. Except as otherwise expressly provided herein or in the Schedules, all accounting terms used in this Agreement shall be interpreted, and all financial statements, Schedules, certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles ("GAAP"), consistently applied.

                                  ARTICLE III

                                     CLOSING

     3.1 Location and Date. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Wilmer, Cutler & Pickering, 2445 M Street, N.W., Washington, D.C. 20037, on January 31, 2000, providing that all conditions to Closing shall have been satisfied or waived, or at such other time and date as the Purchaser, the Company and the Stockholders' Representative may mutually agree, which date shall be referred to as the "Closing Date."

     3.2 Deliveries by Company and Sellers. The Sellers shall deliver to the Purchaser the following at the Closing: (a) stock certificates representing the Shares, accompanied by stock



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

powers duly executed in blank or duly executed instruments of transfer, in either case with a medallion signature guarantee or attested to by a notary public, and any other documents that are necessary to transfer to Purchaser good and marketable title to the Shares free and clear of all Liens; (b) resignations of directors of the Company as the Purchaser may request; (c) to the extent applicable, a properly executed statement as to nonforeign person status in a form reasonably acceptable to Purchaser for purposes of satisfying Purchaser's obligations under Treasury Regulation Section 1.1445-2(b)(2); (d) cancelled originals of all Options; and (e) all other documents, certificates, instruments or writings required to be delivered by the Sellers at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

     3.3 Deliveries by the Purchaser. Against delivery of the Shares and the foregoing deliveries, Purchaser shall deliver to the Stockholders at the Closing in immediately available funds the Initial Payment, the First Note, the Second Note and all other documents, certificates, instruments or writings required to be delivered by Purchaser at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

     Each Stockholder, severally and not jointly, represents and warrants to the Purchaser as follows:

     4.1 Execution, Delivery, Validity and Enforceability. Stockholder has the power and authority to enter into this Agreement and to carry out his, her or its respective obligations contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery thereof by the Purchaser, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

     4.2 Ownership of Shares. Stockholder holds of record, has good and valid title and owns beneficially the number of Shares set forth next to his, her or its name on Schedule 4.2, free and clear of all Liens, and upon delivery of such Shares by such Stockholder and payment therefor by the Purchaser at the Closing pursuant hereto, good and valid title to such Stockholder's Shares, free and clear of all Liens will pass to the Purchaser. Upon payment of the Purchase Price for such Stockholder's Shares, all of Stockholder's rights with respect to any equity interest in the Company and any claim against the Company shall be extinguished (to the extent applicable, other than in Stockholder's capacity as an employee of the Company for accrued employee benefits). Except as set forth on Schedule 4.2, such Stockholder is not a party to or bound by any options, calls, warrants, agreements, arrangements or preemptive rights or commitments of any character relating to any issued or unissued security of the Company.

     4.3 Absence of Claims Against the Company. Such Stockholder does not have any claim of any kind against the Company (other than in Stockholder's capacity as an employee of the Company for accrued salary and benefits for the pay period immediately preceding Closing) nor has such Stockholder assigned any such claims to any third party.



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

     4.4 No Conflict. The execution, delivery and performance of this Agreement by such Stockholder does not, and the consummation by such Stockholder of the transactions contemplated hereby will not, constitute or result in (a) a breach or violation of or default under, or the acceleration of any obligation or the creation of any Lien on the assets of such Stockholder pursuant to, any Contracts binding upon such Stockholder (in each case, with or without notice, lapse of time or both) or any Law or governmental or non-governmental permit or license to which such Stockholder is subject or (b) any change in the rights or obligations of any party under any of the Contracts specified in clause (a) above.

     4.5 Disclosure. No representation or warranty by such Stockholder in this Agreement or any Exhibit or Schedule hereto, contains or will contain an untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE V

          REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL STOCKHOLDERS
                                 AND THE COMPANY

     Each of the Principal Stockholders and the Company, jointly and severally, represent and warrant to Purchaser as follows:

     5.1 Organization and Qualifications. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has the corporate or other applicable power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed as a foreign corporation to transact business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary. The Company does not have any Subsidiaries or any other equity interest in any corporation, partnership, joint venture or other business entity.

     5.2 Articles of Incorporation and Bylaws. Complete and correct copies of the articles of incorporation and bylaws of the Company, as amended to date (the "Company Charter Documents"), are included with Schedule 5.2. Such Company Charter Documents are in full force and effect and reflect all amendments or modifications adopted as of the date hereof. The Company is not in violation of any provision of the Company Charter Documents. The minute books of the Company have been made available to the Purchaser (and have been delivered, along with the Company's original stock ledger and corporate seal, to the Purchaser) and are correct and complete in all material respects. Schedule 5.2 contains a complete and accurate list of the directors and officers of the Company as of the date of this Agreement.

     5.3 Capitalization.

     (a) The authorized capital stock of the Company consists of ten million (10,000,000) shares of common stock, no par value, of which 1,050,000 shares are issued and outstanding, and 10,000 shares of preferred stock, no par value, of which 6,000 shares are designated as Series A convertible, redeemable shares and are issued and outstanding. The Company has not issued and there are no other outstanding equity securities of the Company or, except for the Options set forth on Schedule 5.3, securities convertible into equity securities of the Company. All of the Shares have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record and beneficially by the Stockholders free and clear of all Liens, except for the Liens described in Schedule 5.3, which will be released on or before the Closing Date. All of the Shares and Options were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the issuance and sale of securities. Further, none of the Shares were issued in violation of any preemptive rights. Except as set forth on
Schedule 5.3, no legend or other reference to any other Lien appears upon any certificate representing capital stock of the Company. There are no voting agreements or voting trusts with respect to any of the Shares. The number of Shares and Options owned of record and beneficially by each Stockholder and the percentage interest in the Company represented by such Shares and Options is set forth on Schedule 5.3.

     (b) Except for the Options set forth on Schedule 5.3, there are not now, any option, warrant, subscription right, conversion right or other contract or commitment of any kind or character, whether written or oral, that may obligate the Company to issue to sell any shares of the Company's capital stock or by which shares of the Company's capital stock may otherwise become outstanding. At Closing, there will not be any option, warrant, subscription right, conversion right or other contract or commitment of any kind or character, whether written or oral, that may obligate the Company to issue or sell any shares of capital stock or by which shares of capital stock may otherwise become outstanding. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of the capital stock of the Company, or make any material investment (in the form of a loan, capital contribution or otherwise) in any other Person.

     5.4 Authorization. The Company has all necessary corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated under this Agreement have been duly and validly approved by the board of directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Purchaser, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

     5.5 Consents and Approvals. Except as set forth on Schedule 5.5, no filing with, and no permit, authorization, license, consent or approval of, any Government Authority or other Person is necessary for the execution, delivery and performance of this Agreement or the other documents contemplated hereby by the Company and the consummation by Purchaser of the transactions contemplated by this Agreement.

     5.6 No Conflicts. Except as set forth on Schedule 5.6, the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof will not:

     (a) conflict with, or result in a breach or violation of, any of the Company Charter Documents, or any resolution adopted by the board of directors or the shareholders of the Company;

     (b) conflict with, result in a default under, give any Person a right of termination, cancellation, acceleration, suspension or revocation under, result in the loss of a material benefit to the Company under, or require any consent, approval or authorization under, any contract, document, agreement or other commitment, obligation or instrument to which the Company is a party or by which any of the Company or any of its respective properties, rights or assets are bound;

     (c) result in the creation or imposition of any Lien on the Shares or the assets of the Company;

     (d) violate any Law, judgment, order, writ or injunction to which the Company or any of its properties, rights or assets are subject or by which the Company or any of its properties, rights or assets are bound; or

     (e) result in termination or any impairment of, or require any consent, approval or authorization under, any permit, license, franchise, contractual right, authorizations or approvals (collectively, the "Permits"), of any of the Company.

     5.7 Compliance. Except as set forth on Schedule 5.7, the Company is not, and has not been, in conflict with, or in default or violation of, (a) any Law or order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected, or (b) any Contract to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected.

     5.8 Financial Statements. Schedule 5.8 includes (a) true, complete and correct copies of the Company's unaudited balance sheets as of December 31, 1998 (the end of its most recent completed fiscal year) and as of November 30, 1999, and income statements for the year ended December 31, 1998 and the 11 month period ended November 30, 1999 (collectively, the "Company Financial Statements"). The Company Financial Statements have been prepared from the books and records of the Company in accordance with GAAP consistently applied and present fairly the financial condition and results of operation of the Company for the periods referred to the Financial Statements. Since December 31, 1999, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of the Company, except changes to comply with changes in accounting pronouncements of the Financial Accounting Standards Board or changes in applicable laws or rules or regulations thereunder as disclosed on Schedule 5.8.

     5.9 Absence of Undisclosed Liabilities. The Company has no liabilities of any kind whatsoever, either accrued, absolute, contingent, determined or determinable or otherwise, and no existing condition, situation or set of circumstances that could reasonably result in such a liability including, without limitation, documentary or standby letters of credit, bid or performance bonds, or customer or third party guarantees, except:
(a) liabilities reflected or reserved against in the balance sheet dated as of November 30, 1999 (the "Balance Sheet Date") not paid or discharged, (b) liabilities incurred, consistently with past business practice, in or as a result of the normal and ordinary course of business since the Balance Sheet Date (none of which is a liability for breach of contract, breach of warranty (other than chargebacks incurred in the ordinary course of business and consistent with past practice), tort, infringement claim or lawsuit), or (c) liabilities listed in Schedule 5.9 that are specifically identified as liabilities. There are no asserted claims for indemnification by any Person against the Company under any law or agreement or pursuant to the Company Charter Documents, and the Company is unaware of any facts or circumstances that might give rise to the assertion of such a claim against the Company or any Stockholder thereunder.

     5.10 Accounts and Notes Receivable. Schedule 5.10 sets forth a complete and accurate list, as of the last day of the month for the month preceding Closing, of the accounts and notes receivable of the Company (including, without limitation, receivables from and advances to employees and the Stockholders), which includes an aging of all accounts and notes receivable showing amounts due in 30-day aging categories (collectively, the "Accounts Receivable"). All Accounts Receivable represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. The Accounts Receivable are current and collectible net of any respective reserves shown on the Company's books and records (which reserves are adequate and calculated consistent with past practice). There is no contest, claim or right of set-off under any contract with any obligor of an Account Receivable relating to the amount or validity of such Account Receivable.

     5.11 Permits. The Company owns or holds all Permits of any Governmental Authority, the absence of which is reasonably likely to have a Material Adverse Effect. The Permits are valid, and the Company has not received any notice that any Governmental Authority intends to modify, cancel, terminate or not renew any Material Permit. No present or former stockholder, officer, manager, member or employee of the Company or any Affiliate thereof, or any other Person, owns or has any proprietary, financial or other interest (direct or indirect) in any Permits. The Company has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the Permits and other applicable Laws and is not in violation of any of the foregoing except where such non-compliance or violation is not reasonably likely to have a Material Adverse Effect.

     5.12 Assets. The Company has good and valid title to, or a valid leasehold interest in, all of the assets, rights and properties owned by the Company or used or held for use by it in connection with the business of the Company, free and clear of all Liens, other than liens on bank accounts with First Union, N.A. securing the Indebtedness ("Assets"). The Assets constitute all of the assets, rights and properties necessary for the conduct of the business of the Company after the Closing Date substantially in the same manner as conducted prior to the Closing Date. All of the tangible Assets are in good operating condition and repair, ordinary wear and tear excepted, and are adequate for the conduct of the Company's business.

     5.13 Real Property.

     (a) For purposes of this Agreement, "Real Property" means all interests of the Company in real property including, without limitation, fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access and rights of way and all buildings and other improvements thereon owned, leased, enjoyed or used by the Company, together with any additions thereto or replacements thereof.

     (b) Schedule 5.13 contains a complete and accurate description of all Real Property (including, without limitation, street address, owner, landlord and the Company's use thereof) and indicates whether the Real Property is owned or leased. The Real Property listed on Schedule 5.13 includes all interests in real property necessary to conduct the business and operations of the Company.

     (c) Except as set forth on Schedule 5.13, to the Company's Knowledge:

         (i) The Company has good and valid rights of ingress and egress to and from all Real Property from and to the public street systems for all usual street, road and utility purposes.

         (ii) All structures and all structural, mechanical and other physical systems thereof that constitute part of the Real Property, including, without limitation, the walls, roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein and other material items at the Real Property (collectively, the "Tangible Assets"), are free of defects and in good operating condition and repair. For purposes of this Section 5.13, a defect shall mean a single condition or any number of conditions relating to the structures or any structural, mechanical or physical system which requires an expenditure, directly or indirectly, by the Company of more than $5,000 to correct.

         (iii) All water, sewer, gas, electric, telephone and drainage facilities and all other utilities required by any applicable law or by the use and operation of the Real Property in the conduct of the Company's business are installed to the property lines of the Real Property, are connected pursuant to valid permits to municipal or public utility services or proper drainage facilities, are fully operable and are adequate to service the Real Property in the operation of the Company's business and to permit full compliance with the requirements of all laws in the operation of such business.

         (iv) The Real Property and all present uses and operations of the Real Property comply with all applicable Laws having jurisdiction over any portion of the Real Property (including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to zoning, land use, safety, health, employment and employment practices and access by the handicapped), covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the Real Property. The Company has obtained all approvals of governmental authorities (including certificates of use and occupancy, licenses and permits) required in connection with the use, occupation and operation of the Real Property.

         (v) There are no pending or, to the Company's Knowledge, threatened condemnation, fire, health, safety, building, zoning or other land use regulatory proceedings, lawsuits or administrative actions relating to any portion of the Real Property or any other matters that do or may adversely effect the current use, occupancy or value thereof, nor has the Company received notice of any pending or threatened special assessment proceedings affecting any portion of the Real Property.

         (vi) There are no parties other than the Company in possession of any of the Real Property or any portion thereof, and there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the Real Property or any portion thereof.

         (vii) All real property Taxes and assessments that are due and payable with respect to the Real Property have been paid or will be paid at or prior to the Closing Date.

         (viii) All oral or written leases, subleases, licenses, concession agreements or other use or occupancy agreements pursuant to which the Company leases from any other party any Real Property, including all amendments, renewals, extensions, modifications or supplements to any of the foregoing or substitutions for any of the foregoing (collectively, the "Leases") are valid and in full force and effect. The Company has provided Purchaser with true and complete copies of all of the Leases, all amendments, renewals, extensions, modifications or supplements thereto and all material correspondence related thereto, including all correspondence pursuant to which any party to any of the Leases has declared a default thereunder or provided notice of the exercise of any operation granted to such party under such Lease. The Leases and the Company's interests thereunder are free of all Liens.

         (ix) None of the Leases requires the consent or approval of any party thereto in connection with the consummation of the transactions contemplated hereby.

     5.14 Personal Property.

     (a) Schedule 5.14 sets forth a complete and accurate list of all personal property and all other personal property owned or leased by the Company with a current book value in excess of $5,000, including true, complete and correct copies of leases for material equipment and an indication as to which of such assets are currently owned, or were formerly owned, by the Stockholders or the Company.

     (b) The Company currently owns or leases all personal property necessary to conduct the business and operations of the Company as they are currently being conducted.

     (c) All of the material, machinery and equipment of the Company, including that listed on Schedule 5.14, are in good working order and condition, ordinary wear and tear excepted. All fixed assets used by the Company that are material to the operation of its business are either owned by the Company or leased under an agreement listed on Schedule 5.14.

     5.15 Material Contracts and Commitments.

     (a) Schedule 5.15 sets forth a complete and accurate list of all Significant Customers and Significant Suppliers. For purposes of this Agreement, "Significant Customers" are the twenty (20) customers that have effected the most purchases, in dollar terms, from the Company during each of the past four
(4) fiscal quarters, and "Significant Suppliers" are the twenty (20) suppliers who supplied the largest amount by dollar volume of products or services to the Company during the twelve (12) months ending December 31, 1999.

     (b) Schedule 5.15 contains a complete and accurate list of all contracts, commitments, leases, instruments, agreements, licenses or permits, written or oral, to which the Company is a party or by which it or its properties are bound (including, without limitation, contracts with customers, joint venture or partnership agreements, contracts with any labor organizations, employment agreements, consulting agreements, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements) and (i) to which the Stockholders or any Affiliate of the Company, the Stockholders or any officer or director of the Company are parties ("Related Party Agreements"); (ii) that may give rise to obligations or liabilities exceeding, during the current term thereof, $25,000, or (iii) that may generate revenues or income exceeding, during the current term thereof, $25,000 (collectively with the Related Party Agreements, the "Material Contracts"). The Company has delivered to Purchaser true, complete and correct copies of the Material Contracts.

     (c) Except to the extent set forth on Schedule 5.15, (i) none of the Company's Significant Customers has canceled or reduced or, to the Knowledge of the Company, is currently attempting or threatening to cancel or reduce, any purchases from the Company, (ii) none of the Company's Significant Suppliers has canceled or reduced or, to the Knowledge of the Company, is currently attempting to cancel or reduce, the supply of products or services to the Company, (iii) the Company has complied with all of its commitments and obligations and is not in default under any of the Material Contracts, and no notice of default has been received with respect to any thereof, and (iv) there are no Material Contracts that were not negotiated at arm's length. The Company has not received any material customer complaints concerning its products and/or services.

     (d) Except as set forth on Schedule 5.15, each Material Contract is valid and binding on the Company and is in full force and effect and is not subject to any default thereunder by any party obligated to the Company pursuant thereto. As of Closing, the Company has obtained all necessary consents, waivers and approvals of parties to any Material Contracts which are required in connection with any of the transactions contemplated hereby, or are required by any governmental agency or other third party or are advisable in order that any such Material Contract remain in effect without modification after the Closing and without giving rise to any right to termination, cancellation or acceleration or loss of any right or benefit ("Third Party Consents"). All Third Party Consents are listed on Schedule 5.15.

     5.16 Government Contracts. Except as set forth on Schedule 5.16, the Company is not a party to any government contracts. The Company has not been suspended or debarred from bidding on contracts or subcontracts from any Governmental Authority, nor, to the Knowledge of the Company, has any suspension or debarment action been threatened or commenced.

     5.17 Litigation. Schedule 5.17 lists, as of the date hereof and the Closing Date, all claims, actions, suits, actions or proceedings pending or, to the Knowledge of the Company, threatened or contemplated, including any investigations or reviews by any Governmental Authority, pending or, to the Knowledge of the Company, threatened or contemplated, against, relating to or affecting the Company (collectively, the "Litigation Claims"). If adversely determined, the Litigation Claims will not, individually or in the aggregate, have a Material Adverse Effect on the Company. There is no judgment, decree, order, injunction or writ of any Governmental Authority outstanding against the Company. Except as set forth on Schedule 5.17, all Litigation Claims are covered by the Company's liability insurance (subject to applicable deductibles, which have been reserved for in the Company's books and records and identified thereon) and are being defended by and at the cost of the Company's liability insurance carrier. There are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency, or by arbitration or otherwise) against the Company or against any of its Assets, Real Property or business.

     5.18 Employee Benefit Plans and Related Matters; ERISA.

     (a) Schedule 5.18 contains a complete and accurate list of all Company Plans and Company Benefit Arrangements. Schedule 5.18 specifically identifies all Company Plans (if any) that are Qualified Plans.

     (b) The Company does not have, and has never had, any ERISA Affiliate.

     (c) With respect, as applicable, to Benefit Plans and Benefit Arrangements:

         (i) The Company has delivered true, correct, and complete copies of the following documents with respect to all Company Plans and Company Benefit Arrangements to the Purchaser: (A) all plan or arrangement documents, including but not limited to trust agreements, insurance policies, service agreements and formal and informal amendments to each; (B) the most recent Forms 5500 or 5500C/R and any attached financial statements and related actuarial reports, and those for the prior three years; (C) the last Internal Revenue Service ("IRS") determination letter, the last IRS determination letter that covered the qualification of the entire plan (if different), and the materials submitted to obtain those letters; (D) summary plan descriptions and summaries of material modifications, and any prospectuses that describe the Company Benefit Arrangements or Company Plans; (E) written descriptions of all non-written agreements relating to any such plan or arrangement; (F) all reports submitted within the three years preceding the date of this Agreement by third-party administrators, actuaries, investment managers, consultants, or other independent contractors (other than participant statements); (G) all notices that the IRS, Department of Labor or any other governmental agency or entity issued to the Seller within the four years preceding the date of this Agreement;
(H) employee manuals or handbooks containing personnel or employee relations policies; (I) the most recent quarterly listing of workers' compensation claims and a schedule of workers' compensation claims of the Seller for the last three fiscal years; and (J) any other documents the Purchaser has requested;

         (ii) the Qualified Plans qualify under Section 401(a) of the Code, and nothing has occurred with respect to the operation of any Qualified Plan that could cause the imposition of any liability, lien, penalty, or tax under ERISA or the Code; each Company Plan and each

Company Benefit Arrangement has been maintained in accordance with its constituent documents and with all applicable provisions of domestic and foreign laws, including federal and state securities laws and any reporting and disclosure requirements; with respect to each Company Plan, no transactions prohibited by Code Section 4975 or ERISA Section 406 and no breaches of fiduciary duty described in ERISA Section 404 have occurred, and no Company Plan contains any security issued by the Company;

         (iii) the Company has never sponsored or maintained, had any obligation to sponsor or maintain, or had any liability (whether actual or contingent, with respect to any of their assets or otherwise) with respect to any Benefit Plan subject to Section 302 of ERISA or Section 412 of the Code or Title IV of ERISA (including any Multiemployer Plan);

         (iv) with respect to each Pension Plan, (I) the Company has not terminated or withdrawn (partially or fully) or sought a funding waiver, and no facts exist that could reasonably be expected to cause such actions; (II) no accumulated funding deficiency (under Code Section 412) exists or has existed;
(III) no reportable event (as defined in ERISA Section 4043) has occurred; (IV) all costs have been provided for on the basis of consistent methods in accordance with sound actuarial assumptions and practices; (V) the assets, as of its last valuation date, exceeded its "Benefit Liabilities" (as defined in ERISA
Section 4001(a)(16)); (VI) since the last valuation date, there have been no amendments or changes to increase the amounts of benefits and, to Seller's Knowledge, nothing has occurred that would reduce the excess of assets over benefit liabilities in such plans; and (VII) the Company has not incurred liability with respect to any Multiemployer Plan;

         (v) there are no pending claims (other than routine benefit claims) or lawsuits that have been asserted or instituted by, against, or relating to, any Company Plans or Company Benefit Arrangements, nor is there any basis for any such claim or lawsuit. No Company Plans or Company Benefit Arrangements are or have been under audit or examination (nor has notice been received of a potential audit or examination) by any domestic or foreign governmental agency or entity, and no matters are pending with respect to any Company Plan under the IRS's Employee Plans Compliance Resolutions System or any successor or predecessor program;

         (vi) no Company Plan or Company Benefit Arrangement contains any provision or is subject to any law that would accelerate or vest any benefit or require severance, termination or other payments or trigger any liabilities as a result of the transactions this Agreement contemplates; the Company has not declared or paid any bonus or incentive compensation related to the transactions this Agreement contemplates; and no payments under any Company Plan or Company Benefit Arrangement would, individually or collectively, be nondeductible under Code Section 280G;

         (vii) all reporting, disclosure, and notice requirements of ERISA and the Code have been fully and completely satisfied with respect to each Company Plan and each Company Benefit Arrangement;

         (viii) the Company has paid all amounts it is required to pay as contributions to the Company Plans as of the Balance Sheet Date; all benefits accrued under any unfunded Company Plan or Company Benefit Arrangement will have been paid, accrued, or otherwise adequately reserved in accordance with GAAP as of the Balance Sheet Date; and all monies withheld from employee paychecks with respect to Company Plans have been transferred to the appropriate plan within 30 days of such withholding;

         (ix) no statement, either written or oral, has been made by the Company to any person with regard to any Company Plan or Company Benefit Arrangement that was not in accordance with the Company Plan or Company Benefit Arrangement and that would involve a material increase in expense or liability under such plan or arrangement;

         (x) the Company has no liability (whether actual, contingent, with respect to any of its assets or otherwise) with respect to any Benefit Plan or Benefit Arrangement that is not a Company Plan or Company Benefit Arrangement or with respect to any Benefit Plan sponsored or maintained (or which has been or should have been sponsored or maintained) by any ERISA Affiliate; and

         (xi) all group health plans of the Company materially comply with the requirements of Part 6 of Title I of ERISA ("COBRA"), Code Section 5000, and the Health Insurance Portability and Accountability Act; the Company has no liability under or with respect to COBRA for their own actions or omissions or those of any predecessor; the Company's voluntary employee beneficiary association, if any, is exempt from tax and complies with all requirements applicable to it; no employee or former employee (or beneficiary of either) of the Company is entitled to receive any benefits, including, without limitation, death or medical benefits (whether or not insured) beyond retirement or other termination of employment, other than as applicable laws require.


     5.19 Labor and Employment Matters. With respect to employees of and service providers to the Company:

     (a) the Company is complying and has complied in all material respects with all applicable domestic and foreign laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and no claims or investigations are pending or, to the Knowledge of the Company, threatened with respect to such laws, either by private individuals or by governmental agencies;

     (b) the Company is not or has not been engaged in any unfair labor practice, and there is not now, nor within the past three years has there been, any unfair labor practice complaint against the Company pending or, to the Knowledge of the Company, threatened, before the National Labor Relations Board or any other comparable foreign or domestic authority or any workers' council;

     (c) no labor union represents or has ever represented the Company's employees and no collective bargaining agreement is or has been binding against the Company. The Company has never received notice of any union's attempt to be recognized as the bargaining agent with respect to any Company employees. No grievance or arbitration proceeding arising out of or under collective bargaining agreements or employment relationships is pending, and no claims therefor exist or have, to the Knowledge of the Company, been threatened;

     (d) no labor strike, lock-out, slowdown, or work stoppage is or has ever been pending or threatened against or directly affecting the Company; and

     (e) all persons who are or were performing services for the Company and are or were classified as independent contractors do or did satisfy and have satisfied the requirements of law to be so classified, and the Company has fully and accurately reported their compensation on IRS Forms 1099 when required to do so.

     5.20 Insurance. Schedule 5.20 sets forth (a) an accurate summary description of each material insurance policy providing coverage for liability exposure (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which the Company is currently, or has been during the past three years, a party, a named insured or otherwise the beneficiary of coverage and (b) all insurance loss runs or workers' compensation claims received for the past three policy years. With respect to each such insurance policy: (a) the policy is legal, valid, binding, enforceable and in full force and effect; (b) there will be no breach or other violation of the policy resulting from the transactions contemplated by this Agreement; and (c) the Company is not in breach or default (including with respect to the payment of premiums or the giving of notices), and, to the Company's Knowledge no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy.

     5.21 Taxes.

     (a) The Company has timely filed all Tax Returns it was required to file, and all such Tax Returns are true, correct and complete in all respects.

     (b) The Company has paid in full on a timely basis all Taxes, whether or not shown on any Tax Return, owed by or with respect to the Company.

     (c) The liability of the Company for unpaid Taxes as of the Balance Sheet Date did not exceed the current liability accruals for Taxes (excluding reserves for deferred Taxes) set forth on the Company Financial Statements for such date. The liability of the Company for unpaid Taxes for all Taxable Periods or portions thereof ending on or before the Closing Date will not exceed such accruals as adjusted on the books and records of the Company in accordance with past practices to reflect transactions occurring in the ordinary course of business though the Closing Date.

     (d) There are no Tax Proceedings presently pending or threatened with regard to any Tax Return or Taxes of the Company. The Company has neither received any written ruling of a Taxing Authority relating to Taxes nor entered into any closing agreement or similar written binding agreement with a Taxing Authority relating to Taxes.

     (e) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by or with respect to the Company, and no extensions of time within which to file any Tax Return have been requested for any Tax

Return which has not yet been filed. The Company has delivered to Purchaser (i) true and complete copies of all Tax Returns of the Company for Taxable periods ending after December 31, 1995; (ii) copies of any Tax examinations, audit reports, or notices of deficiencies of the Company, and (iii) an accurate and complete listing of the Company's tax basis in its material assets (which for purposes of such list means assets having a book basis in excess of Five Hundred Dollars ($500)).

     (f) There are (and immediately following the Closing there will be) no Liens on the assets of the Company relating or attributable to Taxes, except for Taxes not yet due and payable. No deficiencies for any Taxes have been asserted or assessed against the Company which, if unpaid, might result in a Lien on any of the assets of the Company.

     (g) To the Company's Knowledge, there is no basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any lien on the assets of the Company.

     (h) None of the Company's assets are treated as "tax exempt use property" within the meaning of Section 168(h) of the Code.

     (i) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code).

     (j) The Company is not, and has never been, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

     (k) The Company is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income tax purposes.

     (l) No claim has ever been made by a Governmental Authority in any jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to tax in that jurisdiction.

     (m) The Company has withheld or otherwise collected and paid over to the proper Taxing Authority all Taxes required to have been withheld or otherwise collected or paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor or third party.

     (n) The Company has had a taxable year ending on December 31, in each year since its formation in 1996.

     (o) The Company will not be required to include any adjustment increasing taxable income for any Taxable Period or portion thereof that ends after the Closing Date under Section 481(a) of the Code (or any similar provision of state, local or foreign law) as a result of a change in method of accounting for a Taxable Period ending on or before the Closing Date. No Taxing Authority has proposed any such change in any accounting method. The Company presently uses the accrual method of accounting for income Tax purposes and such method has not changed since its formation.

     (p) There are no contracts, agreements, plans or arrangements covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount (or portion thereof) that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code.

     (q) The Company is not, nor has it ever been a member of an affiliated group filing a consolidated federal income Tax Return. The Company does not and will not have up to and including the Closing Date any interest in any other corporation with respect to which the Company owns a majority of the common stock or has the power (directly or indirectly) to vote or direct the voting of sufficient securities to elect a majority of the directors.

     (r) The Company (i) is not a party to any Tax allocation, Tax indemnity, tax sharing agreement, or any similar arrangement pursuant to which it has agreed to be liable for Taxes of any other Person and (ii) does not have any liability for Taxes of any other Person as a transferee or successor.

     (s) Section 5.21 sets forth accurate and complete descriptions of Tax elections affecting the Company.

     (t) Except for any limitations that arise as a result of the transactions contemplated by this Agreement, there are no limitations on the utilization of the net operating losses, built-in losses, capital losses, Tax credits or other similar items of or allocable to the Company (collectively, the "Tax Attributes") under Sections 382, 383, 384 or 269 of the Code or the Federal consolidated return regulations. As of December 31, 1999, the Company had Tax Attributes for federal income Tax purposes as described in Schedule 5.21.

     5.22 Environmental Matters.

     (a) Hazardous Material. Other than as set forth on Schedule 5.22, no underground or aboveground storage tanks and no amount of any substance that has been designated by any governmental authority or by applicable federal, state, local or other applicable law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies properly and safely maintained (a "Hazardous Material"), are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any of its predecessors in interest has at any time owned, operated, occupied or leased.
Schedule 5.22, identifies all underground and aboveground storage tanks, and the capacity, age, and contents of such tanks, located on Real Property leased by the Company.

     (b) Hazardous Materials Activities. The Company has not transported, stored, used, manufactured, disposed of or released, or exposed its employees or others to, Hazardous

Materials in violation of any law in effect on or before the Closing Date, nor has the Company disposed of, transported, sold or manufactured any product containing a Hazardous Material (collectively, "Company Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any governmental authority in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

     (c) Permits and Compliance. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities and other business of the Company as such activities and business are currently being conducted. All Environmental Permits are in full force and effect. The Company (i) is in compliance in all material respects with all terms and conditions of the Environmental Permits and (ii) is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the laws of all governmental entities relating to pollution or protection of health and the environment or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. To the Company's Knowledge, there are no circumstances that may prevent or interfere with such compliance in the future.
Schedule 5.22 includes a listing and description of all Environmental Permits currently held by the Company.

     (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Knowledge of the Company, threatened concerning any Environmental Permit, Hazardous Material or any Company Hazardous Materials Activity. There are no past or present actions, activities, circumstances, conditions, events or incidents that could involve the Company (or any person or entity whose liability the Company has retained or assumed, either by contract or operation of law) in any environmental litigation, give rise to any environmental claim against the Company or impose upon the Company (or any person or entity whose liability the Company has retained or assumed, either by contract or operation of law) any environmental liability including, without limitation, common law tort liability.

     5.23 Intellectual Property.

     (a) Except as set forth on Schedule 5.23, the Company is the sole owner or has the right to use pursuant to license, sublicense, agreement, permission or otherwise all patents, patent rights, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), software, trademarks, service marks, trade dress, logos, trade names and corporate names and all applications, registrations and renewals in connection therewith and all other proprietary rights ("Intellectual Property"), in each case to the extent necessary for and material to the operation of its business as presently conducted. Each such item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will continue to be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing hereunder. Schedule 5.23 sets forth each registered (including applications to register or an applicable filing with a Governmental Authority) item of Intellectual Property, indicating for each item: the jurisdiction of registration, the respective registration number and whether it is owned, licensed or otherwise obtained by the Company.

     (b) Except as set forth on Schedule 5.23, the Company has not interfered with, infringed upon or misappropriated any Intellectual Property rights of third parties, and has not received any complaint, claim, demand or notice alleging any such interference, infringement or misappropriation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Company's Knowledge, no third party has interfered with, infringed upon, or misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company.

     (c) Except as set forth on Schedule 5.23, all Intellectual Property of the Company whether owned or licensed is valid and subsisting, and all necessary registration, maintenance and renewal fees currently due have been made and all necessary documentation, recordations and certifications have been filed with the relevant authorities for purposes of maintaining such registrations.

     (d) No claims have been asserted against the Company, and to the Knowledge of the Company, there are no claims that are likely to be asserted against the Company or which have been asserted against others, by any person challenging the Company's use or distribution of the Intellectual Property or challenging or questioning the validity of, or effectiveness of, or full performance by the Company of its obligations under, any license or agreement relating thereto. The Company has no Knowledge of any valid basis for any claim of the type specified in the immediately preceding sentence relating to or interfering with the continued development, enhancement and exploitation of the Intellectual Property of the Company.

     (e) Each person currently or formerly employed or engaged as an employee or consultant that has or had a material role in the development of the Intellectual Property of the Company executed a confidentiality and non-disclosure agreement sufficient to protect the trade secret status of the Intellectual Property of the Company and to cause the assignment to the Company of any and all intellectual property developed by such employee, former employee or independent consultant and relating to the business of the Company.

     (f) The Company has not granted any exclusive licenses to the Intellectual Property. Except as set forth on Schedule 5.23, no person has a license to use or the right to acquire a license to use any future version of the Company's software programs or any future product based on the Intellectual Property.

     (g) The Company is not in breach or default in any respect under any agreement or arrangement relating to third party Intellectual Property, nor has the Company given or received a notice of default under any agreement or arrangement relating to third party Intellectual Property incorporated in the Company's software programs.

     5.24 Books and Records. The books and records, minutes books, stock record books and other records of the Company, all of which have been made available to the Purchaser, are complete and correct in all material respects and have been maintained in accordance with sound business practices, except for minutes of meetings of the board of directors that have not been completed or approved by the board of directors as of the date of this Agreement (provided that summaries of any such minutes have been made available to the Purchaser). The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders and the boards of directors of the Company.

     5.25 Transactions with Affiliates. Except as set forth on Schedule 5.25 or with respect to Options, as set forth on Schedule 5.3, the Company has not entered into any transaction with any current director, officer or 5% or larger shareholder of the Company, and all ongoing contracts with any director or officer are on arms' length terms no less favorable to the Company than would have been obtained from any unaffiliated third party.

     5.26 Absence of Certain Changes or Events. Except as contemplated by this Agreement or as set forth on Schedule 5.26, since the Balance Sheet Date, the Company has conducted its businesses only in the ordinary course consistent with past practices, and there has not been:

     (a) any change, by itself or together with other changes, that has affected adversely, or is likely to affect adversely, the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of the Company;

     (b) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties or business of the Company;

     (c) any change in the authorized capital of the Company or in its outstanding securities or any change in their ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

     (d) any declaration or payment of any dividend or distribution in respect of the capital stock, or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company;

     (e) any increase in the compensation, bonus, sales commissions or fee arrangements payable or to become payable by the Company to any of its officers, directors, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice, nor has the Company entered into, amended or terminated any Company Benefit Arrangement, Company Plan, employment, severance or other agreement relating to compensation or fringe benefits;

     (f) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, materially adversely affecting the business or future prospects of the Company;

     (g) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of the Company to any person, including, without limitation, the Stockholders or their affiliates;

     (h) any cancellation, forgiveness or release or agreement to cancel, forgive or release any indebtedness or other obligation owing to the Company, including, without limitation, any indebtedness or obligation of the Stockholders and their affiliates;

     (i) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

     (j) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of business of the Company;

     (k)  any waiver of any material rights or claims of the Company;

     (l) any breach, amendment or termination of any Material Contract, Permit or other material right to which the Company is a party;

     (m) any transaction by the Company outside the ordinary course of business;

     (n) any capital commitment by the Company, either individually or in the aggregate, exceeding $25,000;

     (o) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or the revaluation by the Company of any of its assets;

     (p) any creation or assumption by the Company of any mortgage, pledge, security interest or lien or other encumbrance on any asset (other than liens arising under existing lease financing arrangements which are not material and liens for Taxes not yet due and payable);

     (q) any entry into, amendment of, relinquishment, termination or non-renewal by the Company of any contract, lease transaction, commitment or other right or obligation requiring aggregate payments by the Company in excess of $25,000;

     (r) any loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others;

     (s) the commencement or notice or, to the Knowledge of the Company, threat of commencement, of any lawsuit or proceeding against, or investigation of, the Company or any of its affairs; or

     (t) negotiation or agreement by the Company or any officer or employee thereof to do any of the things described in the preceding clauses (a) through
(s) (other than negotiations with Purchaser and its representatives regarding the transactions contemplated by this Agreement).

     5.27 Year 2000. To the Company's Knowledge, the Company will not suffer any material impairment as a result of the Company's inability or difficulty in processing date information accurately before, on or after January 1, 2000, including leap years ("Year 2000 Compliant"), or can be made Year 2000 Compliant through systems or programming modifications or replacements for an amount that, in the aggregate, will not have a Material Adverse Effect.

     5.28 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by any Seller in connection with the transactions contemplated hereunder based on any arrangement or agreement made by or on behalf of the Company or any Stockholder.

     5.29 Disclosure. All written agreements, lists, schedules, instruments, exhibits, documents, certificates, reports, statements and other writings furnished to the Purchaser and any of its representatives by the Company pursuant hereto or in connection with this Agreement or the transactions contemplated hereby, are and will be complete and accurate in all material respects. No representation or warranty by the Company contained in this Agreement, in any Schedule or in any certificate furnished or to be furnished in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make any statement contained herein or therein not misleading. There is no fact known to the Company, or the Stockholders that has specific application to the Company (other than general economic or industry conditions) and that would have a Material Adverse Effect, or is reasonably likely to have a Material Adverse Effect, on the Company that has not been set forth in this Agreement or any Schedule hereto.

                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants that:

     6.1 Organization and Qualifications. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where failure to obtain such approvals would not have a Material Adverse Effect upon the Purchaser. The Purchaser is duly qualified or licensed as a foreign corporation to transact business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary and where the failure to so qualify would cause a Material Adverse Effect upon Purchaser.

     6.2 Authorization. Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated under this Agreement. The execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly approved by the board of directors of Purchaser, and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery thereof by Sellers, constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

     6.3 No Conflict. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof will not:

     (a) conflict with, or result in a breach or violation of, any of the certificate of incorporation or Bylaws of Purchaser, or any resolution adopted by the board of directors or the shareholders of Purchaser;

     (b) conflict with, result in a default under, give any Person a right of termination, cancellation, acceleration, suspension or revocation under, result in the loss of a material benefit to Purchaser under, or require any consent, approval or authorization under, any contract, document, agreement or other commitment, obligation or instrument to which Purchaser is a party or by which any of Purchaser or any of its respective properties, rights or assets are bound;

     (c) result in the creation or imposition of any Lien on capital stock or business of Purchaser;

     (d) violate any Law, judgment, order, writ or injunction to which Purchaser or any of its properties, rights or assets are subject or by which Purchaser or any of its properties, rights or assets are bound; or

     (e) result in termination or any impairment of, or require any consent, approval or authorization under, any Permits, of Purchaser.

     6.4 Consents and Approvals. No filing with, and no permit, authorization, license, consent or approval of, any Government Entity is necessary for the execution, delivery and performance of this Agreement or the other documents contemplated hereby by Purchaser and the consummation by Purchaser of the transactions contemplated by this Agreement.

     6.5 SEC Documents. Since October 20, 1999, Purchaser has filed with the SEC all required reports and forms and other documents (the "SEC Reports"), except where failure to file any such reports, forms or other documents is not likely to have a Material Adverse Effect. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Reports, and none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact the result of which is likely to have a Material Adverse Effect.

     6.6 Absence of Certain Changes or Events. Except as contemplated by this Agreement or as disclosed in any report filed with the Commission since October 20, 1999, as of the date hereof, there has not occurred or arisen any event that, in the aggregate, will have a Material Adverse Effect on the Purchaser.

     6.7 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by Purchaser in connection with the transactions contemplated hereunder based on any arrangement or agreement made by or on behalf of Purchaser.

                                  ARTICLE VII

                                    COVENANTS

     7.1 Operation of the Company. Between the date of this Agreement and the Closing Date, Sellers will:

     (a) conduct the business of the Company only in the ordinary course of business consistent with past practice;

     (b) use their best efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

     (c) confer with Purchaser concerning operational matters of a material nature; and

     (d) otherwise report periodically to Purchaser concerning the status of the business, operations and finances of the Company;

     (e) not make any Tax election other than in the ordinary course of business and consistent with past practice, change any Tax election, adopt any Tax accounting method other than in the ordinary course of business and consistent with past practice, change any Tax accounting method, enter into any closing agreement, settle any Tax claim or assessment, or consent to any Tax claim or assessment; and

     (f) except as otherwise expressly permitted by this Agreement, Sellers will not, without prior consent of Purchaser, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 5.26 is likely to occur.

     7.2 Access to Information. Between the date of this Agreement and the Closing Date, Sellers will, and will use reasonable efforts to cause each of its Representatives to, (a) afford Purchaser and its representatives and prospective lenders and their Representatives (collectively "Purchaser's Advisors") reasonable access to the Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish Purchaser and Purchaser's representatives with copies of all such contracts, books and records, and other existing documents and data as Purchaser may reasonably request, and (c) furnish Purchaser and Purchaser's representatives with such additional financial, operating, and other data and information as Purchaser may reasonably request.

     7.3 Notification of Certain Matters. Each party hereto shall give prompt notice to the other parties hereto of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of it contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (b) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder. The delivery of any notice pursuant to this Section 7.3 shall not, without the express written consent of the other parties, be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice,
(ii) modify the conditions set forth in Article 9 or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     7.4 Tax Returns. The Stockholders and the Company shall prepare and timely file all Tax Returns required to be filed by or on behalf of the Company between the date hereof and the Closing Date. Purchaser shall have a reasonable opportunity to review and consent to the filing of such Tax Returns, which consent shall not be unreasonably withheld or delayed. The Stockholders shall cause the Company to timely pay all Taxes shown as due on the Tax Returns described in this Section 7.4.

     7.5 Cooperation on Tax Matters.

     (a) Purchaser, the Company and the Stockholders shall cooperate fully, as and to the extent reasonably requested by the other parties, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other parties' request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

     (b) Purchaser and the Stockholders further agree, upon request, to use their good faith efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, without limitation, with respect to the transactions contemplated hereby).

     7.6 Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid by the Stockholders when due, and the Stockholders will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees. If required by applicable law, Purchaser will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

     7.7 Certificate of Non-Foreign Status. To the extent applicable, each of the Stockholders shall furnish to Purchaser on or before the Closing Date a certification of Seller's non-foreign status as set forth in Section 1.1445-2 of the Treasury Regulations.

     7.8 Further Action, Reasonable Efforts; Consents and Approvals. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement in as expeditious a manner as is reasonably practicable, including, without limitation, using commercially reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, certificates, qualifications and orders of, and make all filings and required submissions with, all Governmental Authorities, and all shareholders, lenders and partners of, and parties to Contracts with, the Purchaser, the Company, any Stockholder or any other Person, in each case, as are reasonably necessary for the consummation of the transactions contemplated by this Agreement (collectively "Consents"), except for such other consents, authorizations filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on the Company or the Purchaser. The Sellers shall, as soon as possible prior to the Closing, deliver to the Purchaser copies of all Consents obtained by the Sellers. The Purchaser shall, as soon as possible prior to the Closing, deliver to the Company copies of all Consents obtained by the Purchaser. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Purchaser, the Company and the Stockholders shall use its commercially reasonable efforts to take all such action. Prior to the Closing, each of Purchaser, the Company and each Stockholder shall use its commercially reasonable efforts not to take any action, or enter into any transaction, that would cause any of its representations or warranties contained in this Agreement to be untrue.

     7.9 No Solicitation.

     (a) During the term of this Agreement, the Company shall not, and it shall instruct its Representatives (including, without limitation, any investment banker, attorney or accountant retained by the Company) not to, directly or indirectly, for or on its behalf (i) initiate, solicit or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, or business combination of the Company, or the sale of assets representing a substantial portion of the assets of the Company, taken as a whole, or the sale of shares of capital stock of the Company, including, without limitation, by way of a tender offer or exchange offer by any Person other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide to any Person or entity any Confidential Information or data relating to the Company for the purposes of, or otherwise cooperate with or assist or participate in, facilitate or encourage, any inquiries or the making of any Acquisition Proposal, (iii) agree to, approve or recommend any Acquisition Proposal, or (iv) take any other action inconsistent with the obligations and commitments assumed by the Company pursuant to this
Section 7.9. During the term of this Agreement, the Company and its Representatives will immediately cease and cause to be terminated any existing activities, discussions or negotiations by the Company or its Representatives with any parties conducted heretofor with respect to any of the foregoing.

     (b) The Company shall promptly notify the Purchaser in writing after receipt by the Company (or its Representatives) of any Acquisition Proposal or any inquiries indicating that any Person is considering making or wishes to make an Acquisition Proposal, which notification shall be in writing and shall contain the principal financial terms of any such Acquisition Proposal.

     7.10 Conversion Of Options and Warrants.

     (a) The Company will provide a fifteen-day notice, or secure a written waiver of such notice, to all holders of Options, and prior to Closing the Company shall collect a Notice of Exercise of Stock Option from all Company employees and directors holding options to acquire shares of the Company Common Stock as of the Closing Date. Immediately prior to Closing, the Company will issue and deliver to such option holders shares of the Company Common Stock acquired upon exercise of all outstanding options to acquire shares of the Company Common Stock in exchange for payment of the full amount of the exercise price; or a net number of shares of Company Common Stock in the case a holder elects a cashless exercise.

     (b) The Company, Richard Ramsey and William Wall agree that simultaneous with Closing the Company will purchase and Richard Ramsey and William Wall will sell to the Company 230,000 and 20,000 shares of Company Common Stock, respectively, as identified in those certain Stock Option Purchase Agreements between the Company and Richard Ramsey and William Wall.

     (c) Simultaneous with Closing, the Company shall remit, or cause to be remitted, all proceeds received upon exercise of the Options, net of amounts paid under Section 7.10(b), to First Union, N.A. toward satisfaction of amounts owed under the Indebtedness.

     7.11 Right of First Refusal; Drag-Along Right. Each holder of Company Preferred Stock shall provide the notice to the Company required under Section 1 of Appendix B to the Series A Preferred Stock Subscription Agreement. The holders of fifty percent (50%) of the Company Common Stock shall give written demand pursuant to Section 2 to Appendix B of the Subscription Agreement that all other holders transfer their Shares to Purchaser.

     7.12 Public Announcements. At all times at or before the Closing, none of the Company, any Stockholder or Purchaser shall issue or make, directly or indirectly, any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other, which consents shall not be unreasonably withheld or delayed; provided, however, that the Company and Purchaser may, without the prior written consent of the other, issue or make, directly or indirectly, any report, statement or release required by Law, its fiduciary obligations or any listing agreement or arrangement to which such Person is a party with a national securities exchange or national market system if the other parties to this Agreement are so notified as soon as possible in advance of such report, statement or release and, to the extent practicable, given a reasonable opportunity to review and comment on the report, statement or release. The parties will agree to the text of the press releases announcing the signing of the Agreement.

     7.13 First and Second Note. In the event Purchaser defaults on payment of the First Note or the Second Note:

     (a) Purchaser agrees to pay such obligations in cash to the fullest extent practicable.

     (b) Purchaser shall then promptly issue and deliver to the Stockholders, pro rata in accordance with the ownership of the Shares set forth on Exhibit A attached hereto, such number of shares of Purchaser common stock (up to a maximum of four times (4x) the number of shares that would be required to satisfy this obligation at the closing price of Purchaser on the day immediately preceding the date of this Agreement) having a fair market value equal to any balance due under the First Note and Second Note (net of any payment made under Section 7.13(a)) determined at the date of issuance of such shares by Purchaser. Purchaser shall not impose restrictions on such shares other than those imposed by federal and state securities laws.

     (c) In the event the principal on the First Note or Second Note, as the case may be, has not been repaid in full after taking into account Sections 7.13(a) and (b) above and Section 9.3(b) below, Purchaser shall deliver a promissory note in the form attached as Exhibit H (the "Default Note"). The Default Note shall be due one year from the date of issuance and bear interest at ten percent (10%) per annum.

     (d) Within 30 days of issuance of such shares under Section 7.13(b) above, Purchaser shall file with the SEC a resale registration statement covering these shares and Purchaser shall use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC and remain effective until such time as all issued shares could be sold without restriction pursuant to Rule 144(k) under the Securities Act. Purchaser shall pay all registration, filing and qualification fees and expenses incurred in connection with the registration of such shares. The Stockholders shall pay any fees and expenses for their own counsel and all underwriting discounts and commissions relating to such shares.

     (e) The Stockholders covenant and agree to negotiate in good faith toward entering into a customary intercreditor and subordination agreement with any lender(s) of Purchaser.

     7.14 Management of the Company.

     (a) The Stockholders recognize that Purchaser, as the owner of the Company, shall have the authority to exercise its own good faith business judgment with regard to the operations of Purchaser and its subsidiaries including, following the Closing, the Company. The Stockholders acknowledge that such authority and control shall include, without limitation, a determination of appropriate charges to the Company of charges incurred by the Company, personnel decisions, expansion decisions, the use and nature of the assets of the Company and the nature and amount of capital of the Company.

     7.15 Escrow from Secondary Offering. If the Purchaser closes a public equity financing prior to December 31 , 2000, the Purchaser shall escrow an amount equal to the lesser of five percent (5%) of the proceeds of such public equity financing or the principal amount of the Second Note (the "Escrow Amount"), toward satisfaction of the Second Note within thirty (30) days of receipt of such proceeds. Purchaser shall deposit by wire transfer of immediately available funds the Escrow Amount pursuant to an Escrow Agreement in substantially the form of Exhibit D attached hereto to an escrow agent mutually acceptable to Sellers and Purchaser, the principal of which shall be held and disbursed to Sellers on December 31, 2000 and the interest of which shall be disbursed to Purchaser on December 31, 2000.

     7.16 Payment of First Union Debt. Purchaser covenants to cause the Company to pay simultaneously with the Closing, all of the outstanding obligations (including, without limitation, principal, interest and prepayment penalties or premiums and other fees and expenses, if any) under the Indebtedness, after taking into account payments made by the Company to First Union, N.A. under Section 7.10(c).

                                  ARTICLE VIII

                                 NONCOMPETITION

     8.1 NonCompetition Agreements. The noncompetition agreements entered into with each of Richard Ramsey and William Wall constitute a material part of the purchase and sale transaction contemplated by this Agreement and are supported by adequate consideration.

     8.2 Confidentiality.

     (a) Each Stockholder recognizes that by reason of his or her ownership of the Company and/or his or her employment by the Company before and after the Closing Date, he or she has acquired and will acquire Confidential Information, the use or disclosure of which could cause the Company or its Affiliates or subsidiaries substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, each Stockholder covenants and agrees with the Company and Purchaser that he or she will not at any time, except in performance of Stockholder's obligations to the Company, directly or indirectly, use, disclose or publish, or permit others not so authorized to use, disclose or publish, any Confidential Information that he or she may learn or has learned by reason of his or her ownership of the Company or his or her employment by the Company, or any of its subsidiaries and Affiliates, or use any such information in a manner detrimental to the interests of the Company.

     (b) Each Stockholder agrees not to use in working for the Company, Purchaser or any Subsidiary of Purchaser (collectively, the "Parent") and not to disclose to the Parent any trade secrets or other information such Stockholder does not have the right to use or disclose and that the Parent is not free to use without liability of any kind.

     (c) The term "Confidential Information" includes, without limitation, information the Parent has not disclosed to the public or to the trade with respect to the Parent's present or future business, operations, services, products, research, inventions, discoveries, drawings, designs, plans, processes, models, technical information, facilities, methods, trade secrets, copyrights, software, source code, systems, patents, procedures, manuals, specifications, any other intellectual property, confidential reports, price lists, pricing formulas, customer lists, financial information (including the revenues, costs, or profits associated with any of the Parent's products or services), business plans, lease structure, projections, prospects, opportunities or strategies, acquisitions or mergers, advertising or promotions, personnel matters, legal matters, any other confidential and proprietary information, and any other information not generally known outside the Parent that may be of value to the Parent but excludes any information already properly in the public domain, which did not occur as the result of a breach of this
Article VIII by Stockholder. "Confidential Information" also includes confidential and proprietary information and trade secrets that third parties entrust to the Parent in confidence.

     8.3 Damages. Because of the difficulty of measuring economic losses to Parent as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to Parent for which it would have no other adequate remedy, each Stockholder agrees that the foregoing covenant may be enforced by Parent in the event of breach by such Stockholder, by injunctions and restraining orders.

     8.4 Reasonable Restraint. The parties agree that the foregoing covenants in this Article VIII impose a reasonable restraint on each Stockholder in light of the activities and business of Parent on the date of the execution of this Agreement and the current plans of Parent; but it is also the intent of Parent and each Stockholder that such covenants be construed and enforced in accordance with the changing activities and business of Parent throughout the term of this covenant.

     8.5 Severability; Reformation. The covenants in this Article VIII are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant.

     8.6 Independent Covenant. All of the covenants in this Article VIII shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Stockholder against Parent, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Parent of such covenants. The parties expressly acknowledge that the terms and conditions of this Article VIII are independent of the terms and conditions of any other agreements. The covenants contained in Article VIII shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

     8.7 Materiality. The Company and each Stockholder hereby agree that the covenants set forth in this Article VIII are a material and substantial part of the transactions contemplated by this Agreement, supported by adequate consideration.

                                   ARTICLE IX

                                 INDEMNIFICATION

     9.1 General Indemnification by the Stockholders. Subject to the limitations set forth in Sections 9.3 and 9.5, each Stockholder jointly and severally covenants and agrees to indemnify, defend, protect and hold harmless the Purchaser and its respective officers, directors, employees, stockholders, assigns, successors and Affiliates, including after the Closing, the Company (each, a "Purchaser Indemnified Party" and collectively, the "Purchaser Indemnified Parties") from, against and in respect of:

     (a) all liabilities, losses, claims, damages, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest (including interest from the date of such damages) and costs and expenses (including without limitation reasonable attorneys' fees and disbursements of every kind, nature and description)

(collectively, "Damages") suffered, sustained, incurred or paid by the Purchaser Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:

         (i) any inaccuracy in or breach of any representation or warranty of the Company or any Stockholder set forth in this Agreement or any schedule or certificate, delivered by or on behalf of the Company or any Stockholder in connection herewith; or

         (ii) any nonfulfillment of any covenant or agreement on the part of the Stockholders or, prior to Closing, the Company, in this Agreement; or

         (iii) the business, operations or assets of the Company prior to the Closing Date or the actions or omissions of the Company's directors, officers, shareholders, employees or agents prior to the Closing Date, except as otherwise disclosed in the Company Financial Statements, this Agreement or the Schedules to this Agreement; or

         (iv) any liability of the Company for Taxes for any Taxable Period or portion thereof ending on or before the Closing Date;

         (v) any liability arising under any environmental law relating to the operations of the Company or any of its predecessors and arising out of any conditions existing on or before the Closing Date; or

         (vi) any litigation or other claims of any kind brought against the Company or Purchaser arising out of acts or omissions of the Company or the Stockholders prior to Closing.

     (b) any and all Damages incident to any of the foregoing or to the enforcement of this Section 9.1.

     (c) Notwithstanding the foregoing, with respect to Damages arising out of
(i) any breach of any representation or warranty made by a Stockholder in
Article IV of this Agreement or (ii) any breach of the covenants set forth in
Article VIII of this Agreement, the indemnification obligation shall be several and not joint, and the individual Stockholder whose breach gives rise to an indemnification obligation under Article IV or Article VIII shall be solely responsible to indemnify a Purchaser Indemnified Party in accordance with this Agreement.

     (d) Provided the Closing occurs, each Stockholder waives any right of contribution or other similar right against the Company, the Purchaser or any Subsidiary of the Company arising out of the Company's representations, warranties, covenants and agreements contained herein and agrees that any claims of Purchaser and its officers, directors, employees and agents or the Company or any Subsidiary under this Article IX, whether for indemnification or otherwise, may be asserted directly and fully against the Stockholders without the need for any claim against or joinder of the Company.

     9.2 General Indemnification by Purchaser. Subject to the limitations set forth in Sections 9.3, Purchaser covenants and agrees to indemnify, defend, protect and hold harmless the Stockholders (each, a "Company Indemnified Party" and collectively, the "Company Indemnified Parties" and together with each Purchaser Indemnified Party, an "Indemnified Party") from, against and in respect of Damages suffered, sustained, incurred or paid by the

Company Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:

         (i) any inaccuracy in or breach of any representation or warranty of Purchaser set forth in this Agreement or any schedule or certificate, delivered by or on behalf of Purchaser in connection herewith; or

         (ii) any nonfulfillment of any covenant or agreement on the part of Purchaser in this Agreement.

     9.3 Limitations on Liability.

     (a) Notwithstanding anything in this Agreement to the contrary, the indemnification obligations under this Article 9 or in any certificate or writing furnished in connection herewith shall terminate on the latest to occur of the events described in the following clauses (i), (ii) and (iii) of this
Section 9.3:

               (i) (1) except as to representations, warranties and covenants specified in clause (i)(2) of this Section 9.3, on December 31, 2001, or

                     (2) with respect to representations, warranties and covenants contained in Sections 5.22 (environmental matters), 5.18 and 5.19 (benefit plans and employment matters), 5.21 (Taxes), 7.4 (Tax Returns), 7.5 (Cooperation on Tax Matters) and 7.6 (Certain Taxes) and the indemnification obligation set forth in Section 9.1(a)(iv), on (A) the date that is six (6) months after the expiration of the longest applicable federal or state statute of limitation (including extensions thereof), or (B) if there is no applicable statute of limitation, (x) ten (10) years after the Closing Date if the claim is related to the cost of investigating, containing, removing or remediating a release of Hazardous Material into the environment, or (y) five (5) years after the Closing Date for any other claim covered by clause (i)(2)(B) of this Section 9.3; and

               (ii) the final resolution of claims or demands asserted by a party pursuant to Section 9.1 or 9.2 (a "Claim") pending as of the relevant dates described in clause (i) of this Section 9.3 (such claims referred to as "Pending Claims").

     (b) Neither Purchaser nor the Stockholders shall have any obligation to indemnify the other for or against Damages to the extent the aggregate amount of Damages suffered by an Indemnified Party exceeds the sum of that aggregate portion of the Purchase Price actually received by the Stockholders and the Indebtedness; provided, however, Purchaser may exercise rights of Set-Off under
Section 9.5 to reduce amounts owed under the First Note, the Second Note and the Default Note.

     (c) Neither party shall be entitled to the indemnification provided under this Article IX until the aggregate amount of all Damages incurred by such party shall exceed $500,000 (the "Threshold Amount"), provided that no Threshold Amount shall apply with respect to recovery of (i) Damages arising out of any breaches of the covenants of the Company or Stockholders set forth in this Agreement or representations made in Section 4.2 (ownership of shares), Section 5.3



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

(capitalization), 5.4 (authorization), 5.18 (employee benefit plans and related matters; ERISA) or 5.21 (taxes) or (ii) Damages described in any Schedule to the foregoing sections, although the entire amount of such Damages shall be applied to the calculation of the Threshold Amount with respect to those Damages not exempt from the Threshold Amount by this proviso; and provided further that if the aggregate amount of Damages exceeds the Threshold Amount, then the Indemnifying Party (defined below) shall reimburse the Indemnified Parties for the entirety of all Damages and the Threshold Amount for such Indemnified Party shall be disregarded.

     9.4 Indemnification Procedures. All Claims for indemnification under
Section 9.1 and Section 9.2 shall be asserted and resolved as follows:

     (a) In the event that any Indemnified Party has a Claim against any party obligated to provide indemnification pursuant to Section 9.1 hereof (the "Indemnifying Party") which does not involve a Claim being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness send a Claim Notice with respect to such Claim (in the case where the Stockholders are the Indemnifying Party, such notice shall be sent to the Stockholders' Representative). If the Indemnifying Party does not notify the Indemnified Party (in the case where the Stockholders are the Indemnifying Party, such notice shall be sent by the Stockholders' Representative) within the Notice Period that the Indemnifying Party disputes such Claim, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. In case an objection is made in writing in accordance with this Section 9.4, the Indemnified Party shall have thirty (30) days to respond in a written statement to the objection. If after such thirty
(30) day period there remains a dispute as to any Claims, the parties shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such Claims. If the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

     (b) In the event that any Claim for which the Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against an Indemnified Party by a third party, the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such Claim (in the case where the Stockholders are the Indemnifying Party, such notice shall be sent to the Stockholders' Representative), specifying the nature of such claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim) (the "Claim Notice"). The Indemnifying Party shall have 30 days from the receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (in the case where the Stockholders are the Indemnifying Party, such notice shall be sent by the Stockholders' Representative) (i) whether or not such party disputes the liability to the Indemnified Party hereunder with respect to such Claim and (ii) if such party does not dispute such liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against such Claim, provided that such party is hereby authorized (but not obligated) prior to and during the Notice Period to file any motion, answer or other pleading and to take any other action which the Indemnifying Party shall deem necessary or appropriate to protect the Indemnifying Party's interests. In the event that Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party does not dispute the Indemnifying Party's obligation to indemnify hereunder and desires to defend the Indemnified Party against such Claim and except as hereinafter provided, such party shall have the right to defend by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by such party to a final conclusion, provided that, such party may not settle any matter (in whole or in part) without the consent in writing of the Indemnified Party (which shall not be unreasonably withheld) and unless such settlement includes a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at its sole cost and expense. If the Indemnifying Party elects not to defend the Indemnified Party against such Claim, whether by failure of such party to give the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party, without waiving any rights against such party, may settle or defend against any such Claim in the Indemnified Party's sole discretion and the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and, on an ongoing basis, all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including interest from the date such costs and expenses were incurred.

     (c) If at any time, in the reasonable opinion of the Indemnified Party, notice of which shall be given in writing to the Indemnifying Party, any such Claim seeks or could result in material prospective or other relief which could have an adverse effect on the assets, liabilities (including without limitation Tax liabilities), financial condition, results of operations or business prospects of any Indemnified Party or any Subsidiary, the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party should elect to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense of such claim or demand at the sole cost and expense of the Indemnifying Party.

     (d) Nothing herein shall be deemed to prevent the Indemnified Party from making a claim, and an Indemnified Party may make a claim hereunder, for potential or contingent claims or demands provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such a claim or demand may be made.

     (e) The Indemnified Party's failure to give reasonably prompt notice as required by this Section 9.4 of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the Indemnified Party unless the failure to give such notice actually prejudiced the Indemnifying Party.

     (f) The parties will make appropriate adjustments for any Tax benefits, Tax detriments or insurance proceeds in determining the amount of any indemnification obligation under Article IX.

     9.5 Right to Set Off. Purchaser may offset the Damages, if any, arising out of any Claim for which a Claim Notice has been given pursuant to this Article IX and the Stockholders' Representative has either acknowledged liability or failed to respond timely to the Claim within the Notice Period, against the payments of principal due and owing under the First Note, Second Note or Default Note. Purchaser shall give the Stockholders' Representative written notice of its desire to offset in the Claim Notice. If the Stockholders' Representative objects in writing to such offset prior to expiration of the Notice Period, Purchaser may not effect the offset, but in lieu thereof (and in lieu of making payments under the First Note, Second Note or Default Note) may deposit the amount of the offset with an escrow agent pursuant to a mutually-acceptable escrow agreement, to be held until such time as the claim is resolved by mutual agreement of Purchaser and the Stockholders or by a final non-appealable order by a court of competent jurisdiction. All Claims for indemnification pursuant to this Agreement shall, to the extent there remains amounts due under the First Note, Second Note or Default Note, be first payable by setoff pursuant to this
Section 9.5 and Purchaser agrees not to make any claim against any Stockholder until the remaining amount due under the First Note, Second Note or Default Note, if any, are exhausted by such offsets. Any offset or escrow deposit made by Purchaser in accordance with the terms of this Agreement shall not constitute a default under the First Note, Second Note or Default Note. Neither the exercise of nor the failure to exercise such right of set-off by Purchaser shall constitute an election of remedies or limit Purchaser in any manner in the enforcement of any other remedies that may be available to it.

     9.6 Remedies Cumulative. The remedies set forth in this Article IX are cumulative and, unless expressly limited by this Agreement or any Exhibit hereto, shall not be construed to restrict or otherwise affect any other remedies that may be available to the Indemnified Parties under any other agreement or pursuant to statutory or common law, except that the indemnification and rights of set-off set forth in this Article IX are the sole and exclusive remedies of the parties pursuant to, arising out of or related to any inaccuracy in or breach of any representation or warranty.

                                   ARTICLE X

                              CONDITIONS TO CLOSING

     10.1 Conditions Precedent to Each Party's Obligations. The respective obligations of each party to this Agreement to effect the transactions contemplated by this Agreement shall be subject to the following conditions:

     (a) All consents, approvals and action of any Governmental Authority required to permit the consummation of the transactions shall have been obtained or made, free of any condition that would have a Material Adverse Effect on the Purchaser or the Company.

     (b) No action shall have been taken, and no statute, rule, regulation, executive order, judgment, decree, or injunction (other than a temporary restraining order) shall have been enacted, entered, promulgated or enforced (and not repealed, superseded, lifted or otherwise made inapplicable), by any court of competent jurisdiction or Governmental Authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereunder (each party agreeing to use its commercially reasonable efforts to avoid the effect of any such statute, rule, regulation or order or to have any such order, judgment, decree or injunction lifted).

     (c) Purchaser shall have extended offers of employment to all Company employees identified on Exhibit F attached hereto on salary no less favorable than for similarly situated Purchaser employees.


     10.2 Conditions Precedent to Obligations of the Sellers. The obligations of the Sellers to effect the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, unless waived by the
Sellers:

     (a) The representations and warranties of Purchaser contained herein shall be true and accurate as of the date hereof and at and as of Closing as though made at Closing (except to the extent a representation or warranty speaks specifically as of an earlier date or has become untrue or inaccurate because of transactions contemplated herein).

     (b) Purchaser shall have, in all material respects, performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by Purchaser prior to Closing.

     (c) Purchaser shall have delivered to the Stockholders' Representative a certificate, dated the Closing Date and signed by its Chief Executive Officer or Chief Financial Officer evidencing compliance with Sections 10.2(a) and (b).

     (d) The transactions contemplated by this Agreement shall have been approved by the Stockholders in accordance with the Company Charter Documents.

     (e) Each of Richard Ramsey and William Wall shall have received evidence that First Union has released their guarantee of the Indebtedness effective at Closing.

     10.3 Conditions Precedent to Obligations of the Purchaser. The obligations of the Purchaser to effect the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, unless waived by the
Purchaser:

     (a) The representations and warranties of the Company and each Stockholder contained herein shall be true and accurate on the date hereof and at and as of Closing as though made at the Closing (except in each case to the extent a representation or warranty speaks specifically as of an earlier date or has become untrue or inaccurate because of transactions contemplated herein).

     (b) The Company and each Stockholder shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by Company and each Stockholder prior to Closing.

     (c) The Company and each Stockholder shall have delivered to Purchaser a certificate, dated the Closing Date and signed, in the case of the Company, by its Chief Executive Officer or Chief Financial Officer, and in the case of a Stockholder, by such Stockholder, evidencing compliance with Sections 10.3(a) and (b).

     (d) The board of directors of Purchaser shall have approved and adopted this Agreement and the transactions contemplated hereunder.

     (e) There have been no Material Adverse Effects and no material adverse changes in the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of the Company shall have occurred since the Balance Sheet Date; and Purchaser shall have received a certificate signed by an executive officer of the Company and each of the Stockholders dated the Closing Date to such effect.

     (f) All Stockholders shall have signed this Agreement and have agreed to sell, or are obligated to sell by exercise of the forced sale or drag along rights, all of such Person's Shares to Purchaser.

     (g) Purchaser shall have received an opinion from counsel to the Stockholders and the Company, dated the Closing Date, in the form of Exhibit E attached hereto.

     (h) The Company shall have waived its right of first refusal under Section 1 of Appendix B of the Subscription Agreement for Series A Preferred Stock.

     (i) The Company shall have received a pay-off letter from First Union effective at Closing providing that the Indebtedness and all related obligations shall be satisfied in full and that the security interest in the Company's bank accounts shall be terminated.

     (j) Noncompetition agreements in the form of Exhibit G with such changes as are mutually acceptable to Purchaser, Richard Ramsey and William Wall shall have been executed by Richard Ramsey and William Wall, delivered to the Purchaser, and shall be in full force and effect and shall not have been modified or terminated without the written consent of the Purchaser.

                                   ARTICLE XI

                   TERMINATION, WAIVER, AMENDMENT AND CLOSING

     11.1 Termination. This Agreement may be terminated and abandoned at any time prior to Closing:

     (a) by mutual written consent duly authorized by the boards of directors of Purchaser and the Company;

     (b) by either Purchaser or the Company if Closing shall not have occurred on or before February 29, 2000 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

     (c) by either Purchaser or the Company, if any court of competent jurisdiction in the United States or other governmental agency of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Closing, and such order, decree, ruling or other action shall have become final and non-appealable;


     (d) by the Company, at any time, if any of the conditions set forth in Sections 10.1, 10.2(a), (b) (c), (e) or (f) shall not be satisfied at the Termination Date and (i) such condition is incapable of being satisfied prior to the Termination Date or (ii) Purchaser is not using its best efforts to cure the breach resulting in such condition not being satisfied in as timely a manner as practicable; or

     (e) by Purchaser, at any time, if any of the conditions set forth in Sections 10.1, 10.3(a), (b), (c) or (e) shall not be satisfied at the Termination Date and (i) such condition is incapable of being satisfied prior to the Termination Date or (ii) the Company is not using its best efforts to cure the breach resulting in such condition not being satisfied in as timely a manner as practicable.

     11.2 Effect of Termination. In the event of termination of this Agreement by either Purchaser or the Company pursuant to Section 11.1, written notice thereof shall forthwith be given to the other parties hereto, and this Agreement shall terminate. Each Stockholder agrees that any termination by the Company shall be conclusively binding upon he, she or it, whether given expressly on such Stockholder's behalf or not, and Purchaser shall have no further obligation with respect to any Stockholder. If this Agreement is terminated pursuant to
Section 11.1, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto, or their respective officers or directors. Notwithstanding the foregoing, (i) the provisions of Article XI (termination) and Article XII (dispute resolution) shall remain in full force and effect and survive any termination of this Agreement and (ii) each party shall remain liable for any breach of this Agreement prior to its termination. Notwithstanding the foregoing, in the event of termination of this Agreement by Purchaser other than pursuant to Section 11.1, Purchaser shall pay to the Company, as the sole and exclusive remedy available to Sellers, $500,000 as liquidated damages.

                                  ARTICLE XII

                               DISPUTE RESOLUTION

     12.1 Amicable Resolution. If any dispute arises with respect to either party's performance hereunder, the Stockholders' Representative and a representative appointed by Purchaser shall meet to attempt to resolve such dispute, either in person or by telephone, within ten Business Days after the written request of either representative. If the representatives are unable to resolve such dispute within 30 days, either party may submit such dispute to arbitration in accordance with the provisions of Section 12.2, or an independent nationally-recognized accounting firm, if such dispute is solely of a financial nature.

     12.2 Arbitration.

     (a) Any disputes, controversies or claims between or among any of the parties hereto arising out of, related to or in connection with this Agreement ("Disputes") shall be resolved by binding arbitration, which shall be administered by the American Arbitration Association ("AAA") and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"), as such Rules may be amended from time to time, with the hearing locale to be the District of Columbia, unless some other location and/or arbitrator are chosen by mutual consent of the parties.

     (b) A single neutral arbitrator (the "Arbitrator") shall preside over the arbitration and decide the Dispute (the "Decision"). The AAA shall use its normal procedures pursuant to the Rules for selection of the Arbitrator.

     (c) The Decision shall be binding, and the prevailing party may enforce such decision in any court of competent jurisdiction.

     (d) The parties shall cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable and, in this connection, to furnish such documents and make available such persons as the Arbitrator may request.

     (e) The parties have selected arbitration in order to expedite the resolution of Disputes and to reduce the costs and burdens associated with litigation. The parties agree that the Arbitrator should take these concerns into account when determining whether to authorize discovery and, if so, the scope of permissible discovery and other hearing and pre-hearing procedures.

     (f) Without limiting any other remedies that may be available under applicable law, the Arbitrator shall have no authority to award punitive damages.

     (g) The Arbitrator shall render a Decision within ninety (90) days after accepting an appointment to serve as Arbitrator unless the parties otherwise agree or the Arbitrator makes a finding that a party has carried the burden of showing good cause for a longer period.

     (h) Notwithstanding anything herein to the contrary, any of the parties may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss or damage pending the selection of an arbitrator to render a Decision on the ultimate merits of any Dispute.

     (i) All proceedings and decisions of the Arbitrator shall be maintained in confidence, to the extent legally permissible, and shall not be made public by any party or any Arbitrator without the prior written consent of all parties to the arbitration, except as may be required by law.

     (j) Each party shall bear its own costs and attorneys' fees, and the parties shall equally bear the fees, costs and expenses of the Arbitrator and the arbitration proceedings; provided, however, that the Arbitrator may exercise discretion to award costs and attorneys' fees to the prevailing party.

                                  ARTICLE XIII

                                  MISCELLANEOUS

     13.1 Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to its principles of conflicts of law.

     13.2 Entire Agreement. This Agreement, including the exhibits and schedules attached hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to any party by any other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.

     13.3 Modification; Waiver. No supplement, modification, extension, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     13.4 Notices. All notices, consents, requests, reports, demands or other communications hereunder (collectively, "Notices") shall be in writing and may be given personally, by registered mail, fax or by Federal Express (or other reputable overnight delivery service):

     if to the Purchaser, to:

     Aether Systems, Inc.
     11460 Cronridge Drive
     Owings Mills, MD 21117
     Tel: 410-654-6400
     Fax: 410-654-6554
     Attention:  David Oros, President and CEO

     with a copy to:

     Wilmer, Cutler & Pickering
     2445 M Street, N.W.
     Washington, D.C. 20037
     Attention:  Mark Dewire, Esq.
     Tel:  (202) 663-6000
     Fax: (202) 663-6363

     if to the Company, to:

     LocusOne Communications, Inc.

     2708 Enterprise Parkway
     Richmond, VA 23294
     Tel: (804) 270-2447
     Fax: (804) 270-2256
     Attention:  Richard Ramsey

     with a copy to:

     LeClair Ryan, a Professional Corporation
     707 E. Main Street, 11th Floor
     Richmond, VA 23219
     Attention:  Gary LeClair
     Tel:  (804) 783-2003
     Fax:  (804) 783-2294

     If to the Stockholders:

     Richard Ramsey and Daniel Lloyd
     C/o LocusOne Communications, Inc.
     2708 Enterprise Parkway
     Richmond, VA 23294
     Tel: (804) 270-2447
     Fax: (804) 270-2256

or to such other address or such other person as the addressee party shall have last designated by notice to the other party. All Notices shall be deemed to have been given (i) when delivered personally, (ii) three (3) days after being sent by registered mail with proper postage prepaid, (iii) upon transmission by fax and receipt of confirmation of such transmission by the sender's fax machine, or (iv) one day after being sent by Federal Express (or other reputable overnight delivery service) with proper postage prepaid.

     13.5 Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated, all fees and expenses incurred by any party hereto in connection with this Agreement shall be borne by such party, except that the Company shall pay the Legal Fees of LeClair Ryan, a Professional Corporation, which Legal Fees shall be deducted from the Purchase Price pursuant to Section 2.2.

     13.6 Assignment. No party hereto shall have the right, power or authority to assign or pledge this Agreement or any portion of this Agreement, or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily, or by operation of law, without the prior written consent of the other parties hereto.

     13.7 Severability. Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.

     13.8 Specific Performance; Remedies. Each party hereto acknowledges that the other parties will be irreparably harmed and that there will be no adequate remedy at law for any violation by any of them of any of the covenants or agreements contained in this Agreement, including without limitation, the confidentiality obligations set forth in Article VIII. It is accordingly agreed that, in addition to any other remedies which may be available upon the breach of any such covenants or agreements, each party hereto shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other parties, covenants and agreements contained in this Agreement.

     13.9 No Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement. Nothing in this Agreement shall (a) restrict or otherwise inhibit the Purchaser's right to terminate the employment of any Company employee on or after the Closing Date or
(b) be construed or interpreted to restrict the Purchaser's right or authority to amend or terminate any of its employee benefit plans, policies or programs effective on or after the Closing Date. Nothing expressed or implied in the Agreement shall give any Company employee any third party beneficiary rights or other rights to sue under or with respect to the Agreement.

     13.10 Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

     13.11 Survival of Representations, Warranties and Covenants. All representations, warranties and covenants made by the Stockholders, the Company and Purchaser in or pursuant to this Agreement or in any document delivered pursuant hereto shall be deemed to have been made on the date of this Agreement (except as otherwise provided herein) and, if a Closing occurs, as of the Closing Date. The representations and warranties of the parties will survive the Closing and will remain in effect until and will expire upon, the termination of the relevant indemnification obligation set forth in Section 9.3. All covenants of the parties that are to be performed after Closing shall continue in effect and expire in accordance with their respective terms, provided, however, that the covenants set forth in Section 7.13 shall terminate upon repayment of the Second Note.

     13.12 Interpretation; References. Any use of masculine, feminine or neuter pronouns herein shall not be limiting, but shall be construed as referring to persons of any gender, as the context may require. Any use of the singular or plural form herein shall not be limiting, but shall be construed as referring to either the plural or singular, as the context may require. References to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule attached to this Agreement or an Exhibit attached to this Agreement, and references to an "Article" or a "Section" are, unless otherwise specified, to an Article or a Section of this Agreement. The Article and Section headings of this Agreement are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

     13.13 Exhibits and Schedules. All exhibits and schedules attached hereto are hereby incorporated by reference as though set out in full herein.

     13.14 Attorneys' Fees. In the event that any party hereto brings an action or proceeding against the other party to enforce or interpret any of the covenants, conditions, agreements or provisions of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover all reasonable costs and expenses of such action or proceeding, including, without limitation, reasonable attorneys' fees, charges, disbursements and the fees and costs of expert witnesses.

     13.15 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT WAIVES ITS RESPECTIVE RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN ANY OF THE PARTIES HERETO RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENT OR AGREEMENT RELATING TO THE TRANSACTIONS.

     13.16 Further Assurances. Each of the parties shall, without further consideration, use reasonable efforts to execute and deliver such additional documents and take such other action as the other parties, or any of them, may reasonably request to carry out the intent of this Agreement and the transactions contemplated under the Agreement.

     13.17 Negotiation of Agreement. Each of the parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties and this Agreement.

                            [SIGNATURE PAGES FOLLOW]

                     STOCK PURCHASE AGREEMENT SIGNATURE PAGE

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                  AETHER SYSTEMS, INC.

                                  By:
                                     -------------------------------------
                                      Name:
                                      Title:

                                  LOCUSONE COMMUNICATIONS, INC.

                                  By:
                                     -------------------------------------
                                      Name:
                                      Title:

                     STOCK PURCHASE AGREEMENT SIGNATURE PAGE

                         T. Tunstall Adams, Jr. Family Trust #54-
                         644-7154

                         By:
                         -----------------------------------------

                         Edgar J.D. Bance & Mary W. Bance as
                         tenants by the entireties with right of
                         survivorship as at common law


                         By:
                         -----------------------------------------
                                Edgar J.D. Bance

                         By:
                         -----------------------------------------
                                Mary W. Bance

                         Bluegrass Farm Partners, Inc.


                         By:
                         -----------------------------------------
                                John D. Stuart


                         Bluegrass Thoroughbred Services Inc.
                         Profit Sharing Plan


                         By:
                         -----------------------------------------
                                John D. Stuart

                     STOCK PURCHASE AGREEMENT SIGNATURE PAGE


                         -----------------------------------------
                                E. Trigg Brown, Jr.


                         -----------------------------------------

                                Thomas R. Brown


                         -----------------------------------------

                                Walter W. Craigie


                         Ann Woods Cutchins Generation
                         Skipping Trust, Sarah Helen Cutchins and
                         Ann Woods Cutchins, Trustees


                         By:
                         -----------------------------------------
                                Sarah Helen Cutchins

                         By:
                         -----------------------------------------
                                Ann Woods Cutchins



                         Sarah Helen Cutchins Generation
                         Skipping Trust, Sarah Helen Cutchins and
                         Ann Woods Cutchins, Trustees



                         By:
                         -----------------------------------------
                                Sarah Helen Cutchins

                         By:
                         -----------------------------------------
                                Ann Woods Cutchins

                     STOCK PURCHASE AGREEMENT SIGNATURE PAGE
                         Davenport & Co. LLC, Custodian for
                         Peter C. Bance IRA



                         By:
                         -----------------------------------------

                         Davenport & Co. LLC, FBO Peter C.
                         Bance IRA Rollover


                         By:
                         -----------------------------------------

                         Davenport & Co. LLC, Custodian FBO F.
                         Taylor Hyde, Jr. IRA 001-26970-12


                         By:
                         -----------------------------------------

                         Davenport & Co. LLC, Custodian for
                         Richard L. Ramsey IRA



                         By:
                         -----------------------------------------


                         Davenport & Co. LLC, Custodian for
                         Jeffrey C. Timmons IRA



                         By:
                         -----------------------------------------

                     STOCK PURCHASE AGREEMENT SIGNATURE PAGE


                         -----------------------------------------
                                Carroll Dawbarn


                         -----------------------------------------
                                William A. Dolan III


                         Dominion Financial Group International,
                         LDC


                         By:
                         -----------------------------------------
                                Philip Sutcliffe


                         -----------------------------------------
                                Robert C. Farmer


                         -----------------------------------------
                                Jeffrey Flynn

                         FYW, LLC



                         By:
                         -----------------------------------------
                                Daniel Rexinger

                     STOCK PURCHASE AGREEMENT SIGNATURE PAGE



                         Robert Haskins and Sarah T. Haskins,
                         Trustees U/A DTD 5/30/89 FBO Robert
                         Haskins


                         By:
                         -----------------------------------------
                                 Robert Haskins

                         By:
                         -----------------------------------------
                                Sarah T. Haskins




                         -----------------------------------------
                                 William M. Hill




                         -----------------------------------------
                                Harry R. Lankenau



                         Learmac



                         By:
                         -----------------------------------------
                                 James Mackenzie


                         By:
                         -----------------------------------------
                                    Tom Leary




                         -----------------------------------------
                                William A. Mabry

                     STOCK PURCHASE AGREEMENT SIGNATURE PAGE

                         NationsBank Trust C/F William L. Taylor
                         IRA ###-##-####


                         By:
                         -----------------------------------------
                                John H. Settle, Jr.


                         -----------------------------------------
                                Nancy L. Palazza




                         -----------------------------------------
                                 Peter Pollak


                         Price Partners

                         By:
                         -----------------------------------------
                                 Theodore W. Price




                         V.F.T.C. Cust FBO Elizabeth R.D. Bance
                         IRA



                         By:
                         -----------------------------------------

                     STOCK PURCHASE AGREEMENT SIGNATURE PAGE



                         -----------------------------------------
                                Richard L. Ramsey

                         Richard L. Ramsey, Custodian for
                         Alden E. Ramsey


                         By:
                         -----------------------------------------
                                Richard L. Ramsey



                         Richard L. Ramsey, Custodian for
                         Richard L. Ramsey

                         By:
                         -----------------------------------------
                                 Richard L. Ramsey



                         Richard L. Ramsey, Custodian for
                         S. Garrett Ramsey


                         By:
                         -----------------------------------------
                                 Richard L. Ramsey



                         -----------------------------------------
                                 Frances Schultz

                     STOCK PURCHASE AGREEMENT SIGNATURE PAGE



                         -----------------------------------------
                                Farley C. Shiner



                         -----------------------------------------
                                Lemuel C. Stewart, Jr.



                         -----------------------------------------
                                 Van C. Thompson



                         -----------------------------------------
                                 Jeffrey C. Timmons


                         Triad, L.C.


                         By:
                         -----------------------------------------
                                 Ivor Massey, Jr.



                         Trust Indenture U/A J.P. Taylor


                         By:
                         -----------------------------------------
                                 Herbert A. Claiborne III




                         -----------------------------------------
                                 H. Nicholas Visser, Jr.

                     STOCK PURCHASE AGREEMENT SIGNATURE PAGE



                         -----------------------------------------
                                Brian A. Wall



                         -----------------------------------------
                                Eric B. Wall


                         William E. & Nancy F. Wall as tenants by the entireties with right of survivorship as at common law



                         By:
                         -----------------------------------------
                                 William E. Wall



                         By:
                         -----------------------------------------
                                 Nancy F. Wall




                         -----------------------------------------
                                 William J. Wall

                         -----------------------------------------



                         -----------------------------------------
                                 Benjamin Warthen



                         -----------------------------------------
                                 Jeanne C. Wesley

                     STOCK PURCHASE AGREEMENT SIGNATURE PAGE



                         -----------------------------------------
                                Tommy J. West


                         Willtrust L.P.


                         By:
                         -----------------------------------------
                                W. D. Rivas



                         Wooded Pond One, L.P.



                         By:
                         -----------------------------------------